Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Stanley, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Stanley, Inc.
3101 Wilson Boulevard, Suite 700
Arlington, VA 22201

 NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

DATE	Friday, August 7, 2009
TIME	10:00 A.M. Eastern Time
PLACE	The Westin Arlington Gateway 801 North Glebe Road Arlington, Virginia 22203
WEBCAST	You may listen to a live webcast of our Annual Meeting via our website, www.stanleyassociates.com. Listening to our Annual Meeting via the webcast will not represent attendance at the meeting. You will not be able to cast your vote via our website as part of the live webcast.
ITEMS OF BUSINESS	(1) Election of the eight nominees named in the attached proxy statement as directors to serve on our Board of Directors for a one-year term ending at next year's Annual Meeting;
(2) Approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan;
(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010; and
(4) Consideration of any other business properly brought before the meeting.
RECORD DATE	The record date for the Annual Meeting is July 1, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
ANNUAL REPORT	We have enclosed our 2009 Annual Report on Form 10-K. The report is not part of the proxy soliciting materials for the Annual Meeting.
PROXY VOTING	You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. For specific instructions regarding how to vote, please refer to the questions and answers beginning on the first page of this proxy statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

                      By Order of the Board of Directors

                      Scott D. Chaplin
                       Senior Vice President, General Counsel and Corporate Secretary

Arlington, Virginia
July 8, 2009

Stanley, Inc.
3101 Wilson Boulevard, Suite 700
Arlington, VA 22201

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 7, 2009

 QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Stanley, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement; however, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail, or follow the instructions below to submit your proxy over the telephone or the Internet.

        We intend to mail this proxy statement and accompanying proxy card to all stockholders of record entitled to vote at the Annual Meeting on or about July 8, 2009.

Will the Annual Meeting be webcast?

        Yes. We will webcast the Annual Meeting live on Friday, August 7, 2009. You are invited to visit www.stanleyassociates.com at 10:00 A.M. Eastern Time on the date of the Annual Meeting to access the live webcast. Listening to our Annual Meeting via the webcast will not represent attendance at the meeting, and you will not be able to cast your vote via our website as part of the live webcast.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on July 1, 2009, will be entitled to vote at the Annual Meeting. On this record date, there were 23,987,936 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on July 1, 2009, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on July 1, 2009, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

However, since you are not the stockholder of record, you will need to present a valid picture identification, such as a driver's license or passport, and proof of share ownership, such as a bank or brokerage account statement reflecting your ownership as of the record date, before being admitted to the Annual Meeting. In addition, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Proposal 1: Election of the eight director nominees named in this proxy statement;

  •
  Proposal 2: Approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan, which is attached as Exhibit A and which has been adopted by the Board of Directors subject to the approval of the stockholders; and

  •
  Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

How do I vote?

        For Proposal 1, you may either vote "For" the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For Proposals 2 and 3 and any other matter to be voted on, you may vote "For" or "Against," or abstain from voting. Below is a description of the voting procedures:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may a) vote in person at the Annual Meeting, b) vote by proxy using the enclosed proxy card, c) vote by proxy over the telephone, or d) vote by proxy on the Internet, in each case as described below. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 A.M., Eastern Time on August 7, 2009, to be counted.

  •
  To vote on the Internet, go to www.envisionreports.com/sxe to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 A.M., Eastern Time on August 7, 2009, to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How are shares held by the Stanley, Inc. Employee Stock Ownership Plan voted?

        Each participant in the Stanley, Inc. Employee Stock Ownership Plan, or the ESOP, has the right to direct Evercore Trust Company, N.A., as trustee of the ESOP, on a confidential basis as to how to vote his or her proportionate interests in all allocated shares of common stock held in the ESOP. The Trustee will vote all shares held in the ESOP for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received. The Trustee's duties with respect to voting the common stock in the ESOP is governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee's best judgment, how to vote the shares.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of July 1, 2009.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

  •
  "For" Proposal 1, the election as directors of all eight nominees named in this proxy statement;

  •
  "For" Proposal 2, the approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan; and

  •
  "For" Proposal 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

        In addition, if any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in their own discretion.

Who is paying for this proxy solicitation?

        We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and dissemination of broker search cards for the Annual Meeting. MacKenzie Partners will be paid a fee of approximately $7,000 for its services, plus reimbursement for out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, this means that your shares are registered in more than one name or are registered in different accounts. In this case, please complete, sign and return each proxy card to ensure that all of your shares are voted.

May I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of four ways:

  •
  You may submit another properly completed proxy card with a later date;

  •
  You may enter a new vote over the Internet or by telephone;

  •
  You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201; or

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

        Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

When are stockholder proposals due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act, your proposal must be submitted in writing by March 10, 2010, to our Corporate Secretary at the address set forth on the cover of this proxy statement. If you wish to submit a proposal that is not to be included in next year's proxy materials or to nominate a director, you must do so no later than the close of business on May 9, 2010, and no earlier than the close of business on April 9, 2010. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For," "Withhold" and "Against" votes and abstentions and broker non-votes.

Who will count the votes?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election for the Annual Meeting.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be "routine," but may not vote the shares with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as approval of mergers or implementation of an equity compensation plan (or material revisions thereto). Proposals 1 and 3 are considered "routine" and Proposal 2 is considered "non-routine" under the NYSE rules.

How many votes are needed to approve each proposal?

  •
  Proposal 1—Election of Directors:  Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of "For" votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the eight nominees receiving the most "For" votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

  •
  Proposal 2—Approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan: The approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan will require "For" votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. In addition, the total votes cast (including abstentions, but not broker non-votes, for this purpose) on this proposal, must represent a majority of the shares of common stock entitled to vote on this proposal in accordance with the rules of the NYSE. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, abstentions and broker non-votes will have the same effect as a vote against this proposal.

  •
  Proposal 3—Ratification of the Appointment of Deloitte & Touche LLP:  The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010, will require "For" votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 23,987,936 shares outstanding and entitled to vote. Thus, the holders of 11,993,969 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

May I receive a copy of the 2009 Annual Report?

        Yes. We will provide a copy of our 2009 Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201. The Securities and Exchange Commission, or SEC, also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of our fiscal year 2010.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in their own discretion.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 7, 2009.

        The Proxy Statement and the Annual Report on Form 10-K are available at www.edocumentview.com/sxe.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of nine directors, each with terms expiring at the 2009 Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently one of our directors and has previously been elected by the stockholders. It is our policy to encourage nominees for directors to attend the Annual Meeting. All directors except William Karlson attended the 2008 Annual Meeting of Stockholders.

        Mr. Lawrence A. Gallagher has elected not to stand for re-election to the Board and will retire upon the expiration of his term at the 2009 Annual Meeting. Pursuant to our bylaws, the Board has the sole authority to fill the resulting vacancy by an affirmative vote of a majority of the remaining directors. The Board may fill this vacancy at a future date.

        Pursuant to our Corporate Governance Guidelines, each of our non-employee directors must tender his or her resignation at the annual meeting following his or her 72nd birthday. If circumstances dictate, the Nominating and Governance Committee may ask a director to continue to serve on the Board past age 72. The Nominating and Governance Committee considered the age of General Ross and determined to nominate him for continued service to the Board given his prior service to the Board and the experience he brings to our company.

Vote Required

        Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of "For" votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

Nominees

Name	Age	Principal Occupation/ Position Held With the Company
Mr. Philip O. Nolan	50	Chairman, President and Chief Executive Officer
Mr. George H. Wilson	51	Executive Vice President and Director
Mr. William E. Karlson	49	Director
Mr. James C. Hughes	65	Independent Director
Lt. General Richard L. Kelly, USMC (Ret.)	61	Independent Director
Mr. Charles S. Ream	65	Independent Director
Mr. John P. Riceman	68	Independent Director
General Jimmy D. Ross, USA (Ret.)	73	Independent Director

        The following is a brief biography of each director nominee:

        Mr. Philip O. Nolan has been our Chief Executive Officer since 2002 and our President and a member of our Board of Directors since 1996. In 2006, he became Chairman of our Board of Directors. From 1989 to 1995, Mr. Nolan served in various capacities, including program manager, general manager, Treasurer, Secretary and Vice President. Prior to joining us in 1989, Mr. Nolan served on active duty in the U.S. Navy from 1981 to 1988, most recently as Deputy Program Manager for Weapons Integration for the Submarine Launched Cruise Missile Project. Mr. Nolan remained an active member of the U.S. Navy Reserve following his release from active duty until his retirement in December 2005. Mr. Nolan received a B.S. degree in physics from the U.S. Naval Academy, an M.S.E. degree in engineering management from the Catholic University of America and a J.D. degree from George Washington University.

        Mr. George H. Wilson has been our Executive Vice President for strategic operations since April 2001 and has served as a member of our Board of Directors since July 2000. Prior to joining us in April 1989, Mr. Wilson served on active duty as an officer in the U.S. Navy submarine force from 1979 to 1986, and worked as a program manager at EG&G, and as a systems engineer at McDonnell Douglas Corporation. Since joining us, Mr. Wilson has served as program manager, director of systems integration, and Vice President of corporate development. Mr. Wilson received a B.S. degree in electrical engineering from the U.S. Naval Academy and an M.B.A. degree in management of science, technology and innovation from George Washington University.

        Mr. William E. Karlson has been a member of our Board of Directors since 1996 and acted as Secretary of the Board until February 2006. Mr. Karlson retired as one of our Senior Vice Presidents in January 2009. Mr. Karlson also previously served as Senior Vice President and Vice President of the outsourced solutions division and of the corporate division. Prior to joining us in 1984, Mr. Karlson was an officer on deep-sea tractor tugboats for Faustug Marine from 1982 to 1983. Mr. Karlson has a B.S. degree in marine engineering and marine transportation from the U.S. Merchant Marine Academy and an M.S. degree in software systems engineering from George Mason University.

        Mr. James C. Hughes has been a member of our Board of Directors since 2000. He has 25 years of experience as a senior executive and general counsel with government contracting and commercial companies. Mr. Hughes previously served as the Chief Corporate Services Officer of INOVA Health System, is the former President and Chief Executive Officer of C3, Inc., has 12 years of senior management and leadership experience with BDM International, Inc. and is a former partner at the law firm of Dickstein, Shapiro and Morin. Mr. Hughes received a B.A. degree from the College of Arts and Sciences at Rutgers University, an M.A. degree from the College of Business and Public Administration at the University of Maryland and a J.D. degree from the University of Maryland.

        Lt. General Richard L. Kelly, USMC (Ret.) has been a member of our Board of Directors since 2005. His 35-year military career culminated in his last assignment as Deputy Commandant, Installations and Logistics, Headquarters, U.S. Marine Corps. He was responsible for the leadership, management, and modernization of worldwide Marine Corps logistics/supply chain; facilities and real estate; e-business and contracting; small business; and maintenance, distribution, and services. General Kelly is a Senior Fellow and the Research Chair for Logistics at LMI Government Consulting in McLean, Virginia. General Kelly also serves on the Board of Directors of Cascades Designs, Inc., and the Board of Visitors of the Pennsylvania State University Smeal College of Business. General Kelly's degrees include a B.A. degree in history from Pennsylvania State University, a B.A. degree in economics and business administration from Chapman College, and an M.B.A. degree from Pepperdine University. He is a graduate of the National Defense University's Industrial College of the Armed Forces (with distinction). General Kelly is also a distinguished graduate of both Pennsylvania State University and Pittsburgh Central Catholic High School.

        Mr. Charles S. Ream joined our Board of Directors in 2006. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation (acquired by General Dynamics Corporation) from April 2003 to June 2006. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. From January 1998 to September 2000, Mr. Ream served as Senior Vice President of Finance for Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes Aircraft, Mr. Ream was a partner with Deloitte & Touche LLP. Mr. Ream currently serves as the Chairman of the Audit Committee and member of the Compensation Committee of the Board of Directors of DynCorp International, Inc. He is also a member of the Board of Directors of The Allied Defense Group, Inc., serving as Chairman of the Compensation Committee and a member of the Audit Committee. Additionally, Mr. Ream is a member of the Board of Directors and Chairman of the Audit Committee of Vangent, Inc. Mr. Ream received a B.S. degree in accounting and a Masters of Accounting degree from the University of Arizona and is a Certified Public Accountant.

        Mr. John P. Riceman has been a member of our Board of Directors since 2000. He has more than 30 years of experience as a senior executive and manager serving in key operating, marketing, financial, and administrative roles in growth-oriented professional services companies. Since 1996, Mr. Riceman has been Chief Executive Officer of Premise, Inc., a financial management consulting firm specializing in assisting its clients in the evaluation of potential acquisitions of other firms and in the negotiation of the sale or purchase of selected companies. Mr. Riceman has served as Chief Operating Officer of Integrated Microcomputer Systems, Inc. and C3, Inc., both government contracting information technology companies. He also has 15 years of senior management and leadership experience with BDM International, Inc. where he served as Chief Financial Officer. Mr. Riceman received a B.S. degree in engineering from the U.S. Military Academy and an M.S. degree in Operations Research from the U.S. Naval Postgraduate School.

        General Jimmy D. Ross, USA (Ret.) has been a member of our Board of Directors since 2001. He was a U.S. Army military officer for 36 years and retired as a four-star General in 1994. General Ross' last active duty assignment was as Commander of the United States Army Materiel Command in Alexandria, Virginia—a worldwide command of 95,000 military and civilian personnel and 126 different organizations. Following his military retirement, General Ross served as an executive with the American Red Cross and is currently a consultant to Cypress International. General Ross is also a member of the Board of Directors of VSE Corporation. General Ross received a B.S.E. degree from Henderson State University and an M.A. degree in business management from Central Michigan University. He is also a graduate of the Industrial College of the Armed Forces, the U.S. Army Command and General Staff College, the U.S. Army Transportation Advanced Officer Course and the Basic Infantry Officer Course.

Director whose term expires at annual meeting

        The following is a brief biography of Mr. Gallagher, whose term expires at the 2009 Annual Meeting.

        Mr. Lawrence A. Gallagher has been a member of our Board of Directors since 1996 and served as the Chairman of our Board of Directors from 1996 to 2006. Mr. Gallagher also served as our Chief Executive Officer from 1994 to 1996. Prior to joining us in 1985, Mr. Gallagher was a career naval officer. Mr. Gallagher received a B.A. degree in sociology from St. Benedict's College, an M.S. degree in management from the Naval Post Graduate School and an M.S. degree in transportation management from the Navy Transportation School.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED
2006 OMNIBUS INCENTIVE COMPENSATION PLAN

        The Stanley, Inc. Amended and Restated 2006 Omnibus Incentive Compensation Plan, or the Amended and Restated Plan, was adopted by the Board of Directors on May 6, 2009, subject to stockholder approval. The Amended and Restated Plan is the successor to and continuation of our 2006 Omnibus Incentive Compensation Plan, or the Original Plan. The Original Plan was adopted by the Board of Directors and approved by stockholders in July 2006. All outstanding awards granted under the Original Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Original Plan, provided, however, that any shares subject to outstanding stock awards granted under the Original Plan that expire or terminate for any reason prior to the exercise or settlement, shall become available for issuance pursuant to awards granted under the Amended and Restated Plan. As of June 1, 2009, there were 1,949,019 shares available for issuance under the Original Plan.

        The primary purpose of the Amended and Restated Plan is to:

  (1)
  raise the aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the plan from 4,000,000 to 4,500,000;

  (2)
  raise the sublimit for the maximum number of shares that may be delivered pursuant to incentive stock options under the plan from 2,300,000 to 4,500,000;

  (3)
  eliminate the sublimit for the maximum number of shares that may be delivered as restricted stock awards under the plan;

  (4)
  raise the limit for the maximum number of shares of our common stock with respect to which awards may be granted to any participant in any fiscal year under the plan from 100,000 to 1,000,000; and

  (5)
  raise the limit for the maximum amount of cash and other property (other than shares) that may be paid or delivered pursuant to awards to any participant in any fiscal year under the plan from $1,000,000 to $3,000,000.

See "—New Plan Benefits Table" below for additional information on the amendment to the Original Plan to increase the limit described in clause (4) above from 100,000 to 166,709 that was previously approved by the Board on November 10, 2008, subject to stockholder approval.

        The Amended and Restated Plan also makes certain changes that are generally favored by institutional investors, such as:

  •
  a l0-year limit on the term of any stock appreciation rights;

  •
  a stockholder approval requirement for changes that would materially increase benefits accruing to participants under the plan;

  •
  a stockholder approval requirement for repricing of options or stock appreciation rights; and

  •
  a requirement that certain officers forfeit certain gains they may have received in certain circumstances if we are required to restate our financial statements.

        The purpose of the Amended and Restated Plan is to enhance our ability to attract and retain highly talented and experienced directors, officers, other key employees and consultants, to motivate plan participants to achieve our financial goals and strategic objectives, and to facilitate the design and implementation of competitive incentive compensation programs. To this end, the Amended and Restated Plan provides for the grant of share-based awards in the form of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, unrestricted stock, dividend equivalent rights, performance shares and performance units, as well as the grant of cash awards. The plan permits the payment of incentive compensation that may or may not satisfy the criteria for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, or the Code.

  Vote Required

        The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, by the holders of shares present in person or represented by proxy and entitled to vote on this proposal, will be required to approve the Amended and Restated Plan. In addition, the total votes cast (including abstentions, but not broker non-votes, for this purpose) on this proposal, must represent a majority of the shares of common stock entitled to vote on this proposal in accordance with the rules of the NYSE. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, abstentions and broker non-votes will have the same effect as a vote against this proposal.

  Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED PLAN.

  Description of the Amended and Restated Plan

        The following provides a summary of the principal features of the Amended and Restated Plan and its operation. The Amended and Restated Plan is set forth in its entirety as Exhibit A to this proxy statement. The following summary is qualified in its entirety by reference to the Amended and Restated Plan.

        Types of Awards.    The Amended and Restated Plan provides for the grant of options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, nonqualified stock options, or NSOs, SARs, restricted stock awards, RSUs, performance units, cash incentive awards and other equity-based or equity-related awards.

        Plan Administration.    The Amended and Restated Plan is administered by the Compensation Committee of our Board of Directors. All authority delegated to the Compensation Committee pursuant to the Amended and Restated Plan may be exercised, in its sole discretion, by the full Board of Directors. Subject to the terms of the Amended and Restated Plan and applicable law, the Compensation Committee has sole authority to administer the Amended and Restated Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of our common stock, other securities, other awards or other property, or cancelled, forfeited or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended, (7) determine whether, to what extent and under what circumstances cash, shares of our common stock, other securities, other awards, other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the holder thereof or of the committee, (8) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Amended and

Restated Plan and any instrument or agreement relating to, or award made under, the Amended and Restated Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended and Restated Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards, (11) amend an outstanding award or grant a replacement award for an award previously granted under the Amended and Restated Plan if, in its sole discretion, the Compensation Committee determines that the tax consequences of such award to us or the participant differ from those consequences that were expected to occur on the date the award was granted or that clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated, (12) modify an award to participants outside of the U.S. to recognize differences in local law, tax policy or custom and (13) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Amended and Restated Plan.

        Shares Available For Awards.    The aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the Amended and Restated Plan is 4,500,000, all of which may be delivered pursuant to ISO grants or as restricted stock awards under the Amended and Restated Plan. If an award granted under the Amended and Restated Plan is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or cancelled award will again be available to be delivered pursuant to awards under the Amended and Restated Plan. The maximum number of shares of our common stock with respect to which awards may be granted to any participant in the Amended and Restated Plan in any fiscal year is 1,000,000. The maximum aggregate amount of cash and other property (valued at fair market value) that may be paid or delivered pursuant to awards under the Amended and Restated Plan to any participant in any fiscal year is $3,000,000.

        In the event of any corporate event affecting the shares of our common stock, the Compensation Committee may make such adjustments and other substitutions to the Amended and Restated Plan and awards under the Amended and Restated Plan as it deems equitable or desirable in its sole discretion.

        The Compensation Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquire or with which we combine. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquire will not reduce the aggregate number of shares of our common stock available for awards under the Amended and Restated Plan.

        Any shares of our common stock issued under the Amended and Restated Plan may consist, in whole or in part, of authorized and unissued shares of our common stock or of treasury shares of our common stock.

        Eligible Participants.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or of our affiliates is eligible to participate in the Amended and Restated Plan.

        Stock Options.    The Compensation Committee may grant both ISOs and NSOs under the Amended and Restated Plan. Except as otherwise determined by the Compensation Committee in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the Amended and Restated Plan) of our common stock on the grant date. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the grant date. All options granted under the Amended and Restated Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. All terms and conditions of all grants of ISOs will be subject to and comply with Section 422 of the Code and the regulations promulgated thereunder. All ISOs and NSOs are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

        Subject to the applicable award agreement, options will vest and become exercisable with respect to one-third of the shares of our common stock subject to such options on each of the first three anniversaries of the grant date. Except as otherwise set forth in the applicable award agreement, each option will expire upon the earlier of (i) the tenth anniversary of the date the option is granted and (ii) either (x) 90 days after the participant who is holding the option ceases to be a director, officer, employee or consultant of us or one of our affiliates for any reason other than the participant's death or (y) six months after the date the participant who is holding the option ceases to be a director, officer, employee or consultant of us or one of our affiliates by reason of the participant's death. The exercise price may be paid with cash (or its equivalent) or, in the sole discretion of the Compensation Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for our common stock at such time), or a combination of any of the foregoing.

        Stock Appreciation Rights.    The Compensation Committee may grant SARs under the Amended and Restated Plan either alone or in tandem with, or in addition to, any other award permitted to be granted under the Amended and Restated Plan. SARs granted in tandem with, or in addition to, an award may be granted either at the same time as the award or at a later time. Subject to the applicable award agreement, the exercise price of each share of our common stock covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of our common stock, other securities, other awards, other property or a combination thereof, as determined by the Compensation Committee, equal in value to the excess over the exercise price, if any, of the fair market value of the common stock subject to the SAR at the exercise date. All SARs are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted. Subject to the provisions of the Amended and Restated Plan and the applicable award agreement, the Compensation Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.

        Restricted Shares and Restricted Stock Units.    The Compensation Committee may grant restricted shares and RSUs under the Amended and Restated Plan. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Amended and Restated Plan or the applicable award agreement, except that the Compensation Committee may determine that restricted shares and RSUs may be transferred by the participant. Upon the grant of a restricted share, the shares will be issued in book entry and registered in the name of the participant.

        A RSU will be granted with respect to one share of our common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our common stock, other securities, other awards or other property, or a combination thereof, as determined by the Compensation Committee, or in accordance with the applicable award agreement. The Compensation Committee may, on such terms and conditions as it may determine, provide a participant who holds restricted shares or RSUs with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a restricted share or RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the requirements described below in "Performance Compensation Awards" must be satisfied.

        Performance Units.    The Compensation Committee may grant performance units under the Amended and Restated Plan. Performance units are awards with an initial value established by the Compensation Committee (or that are determined by reference to a valuation formula specified by the Compensation Committee or the fair market value of our common stock) at the time of the grant. In its discretion, the Compensation Committee will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The Compensation Committee, in its sole discretion, may pay earned performance units in the form of cash, shares of our common stock, other securities, other awards or other property, or a combination thereof, that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Compensation Committee with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement. The Compensation Committee may, on such terms and conditions as it may determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the requirements below described in "Performance Compensation Awards" must be satisfied.

        Cash Incentive Awards.    The Compensation Committee may grant cash incentive awards payable upon the attainment of performance goals under the Amended and Restated Plan. If a cash incentive award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, the requirements described below in "Performance Compensation Awards" must be satisfied.

        Other Stock-Based Awards.    The Compensation Committee may grant other equity-based or equity-related compensation awards, including vested stock, under the Amended and Restated Plan. The Compensation Committee may determine the amounts and terms and conditions of any such awards provided that they comply with applicable laws.

        Performance Compensation Awards.    The Compensation Committee may designate any award granted under the Amended and Restated Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as "qualified performance-based compensation" under Section 162(m) of the Code. The Compensation Committee will, in its sole discretion, designate within the first 90 days of a performance period the participants who will be eligible to receive performance compensation awards in respect of such performance period. The Compensation Committee will also determine the length of performance periods, the types of awards to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period.

        The performance criteria will be limited to the following: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on stockholders' equity, (6) return on investment or capital, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability and profit margins, (11) market share, (12) revenues or sales (based on units, dollars or growth and including backlog), (13) costs, (14) cash flow, (15) working capital, (16) management of days sales outstanding, (17) management of indirect rates, (18) labor utilization, (19) employee turnover and (20) quality and/or process improvements. These performance criteria may be applied on an absolute basis or be relative to one or more of our peer companies or indices or any combination thereof. The performance goals and periods may vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Compensation Committee will, within the first 90 days of the applicable performance period, define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.

        The Compensation Committee may adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification does not cause the performance compensation award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. In order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants must be employed by us on the last day of the performance period (unless otherwise determined in the discretion of the Compensation Committee), the performance goals for such period must be satisfied and certified by the Compensation Committee and the performance formula must determine that all or some portion of the performance compensation award has been earned for such period. The Compensation Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals have been attained. In no event will any discretionary authority granted to the Compensation Committee under the Amended and Restated Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals have not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period or increase a performance compensation award above the maximum amount payable under the underlying award.

        Amendment and Termination of the Amended and Restated Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Amended and Restated Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE, the Amended and Restated Plan may be amended, modified or terminated by our Board of Directors without the approval of our stockholders, except that stockholder approval will be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Amended and Restated Plan, (ii) increase the maximum number of shares of our common stock that may be delivered pursuant to ISOs granted under the Amended and Restated Plan, (iii) modify the requirements for participation under the Amended and Restated Plan or (iv) materially increase the benefits accruing to participants under the Amended and Restated Plan. No modification, amendment or termination of the Amended and Restated Plan that is adverse to a participant will be effective without the consent of the affected participant, unless otherwise provided by the Compensation Committee in the applicable award agreement.

        The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Compensation Committee in the applicable award agreement or in the Amended and Restated Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.

        The Compensation Committee is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of our company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Compensation Committee, in its discretion, determines that those adjustments are appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Compensation Committee may provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

        Change of Control.    The Amended and Restated Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of our company, unless provision is made in connection with the change of control for assumption of, or substitution for, awards previously granted:

  •
  any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

  •
  all performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and "target" performance levels had been attained; and

  •
  all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

        Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

  •
  a change in the composition of a majority of our Board of Directors that is not supported by the incumbent Board of Directors;

  •
  the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;

  •
  the approval by our stockholders of a plan of our complete liquidation or dissolution; or

  •
  an acquisition by any individual, entity or group of beneficial ownership of 20% or more of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors.

        Accounting Restatement Clawback Provision.    If we are required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse us the amount of any payment in settlement of an award earned or accrued under the Amended and Restated Plan during the twelve-month period following the first public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

        Term of the Amended and Restated Plan.    No award may be granted under the Amended and Restated Plan after August 7, 2019, the tenth anniversary of the date we anticipate the Amended and Restated Plan will be approved by our stockholders.

  New Plan Benefits Table

        As disclosed in the "Compensation Discussion and Analysis," during our fiscal year 2009, or fiscal 2009, Mr. Nolan was granted equity awards for a total of 166,709 shares of common stock in the form of service-based options and restricted stock awards. In order to make these awards, the Board amended the Original Plan to increase the maximum number of shares of common stock with respect to which awards may be granted to any participant in the Original Plan in any fiscal year from 100,000 to 166,709, subject to stockholder approval. The Amended and Restated Plan incorporates this amendment and further increases this limit to 1,000,000. As a result, 66,709 shares subject to Mr. Nolan's award in fiscal 2009, or the Excess Shares, are contingent on stockholder approval of the Amended and Restated Plan. In the event this proposal to approve the Amended and Restated Plan is not approved by the stockholders, the Excess Shares will be deemed invalid and cancelled. The following table, required by SEC rules, shows the dollar value and the number of Excess Shares, which are the only awards that are contingent on stockholder approval of the Amended and Restated Plan.

Name and Principal Position	Dollar Value ($)(1)	Number of Units (#)
Philip O. Nolan Chairman, President & CEO	1,675,730	66,709
Brian J. Clark Executive Vice President & CFO	—	—
Gregory M. Denkler Executive Vice President	—	—
Christopher J. Torti Former Senior Vice President	—	—
George H. Wilson Executive Vice President	—	—
Executive Group	1,675,730	66,709
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)
Amounts in this column represent the grant date fair value of the Excess Shares in fiscal 2009, as computed in accordance with SFAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based conditions.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010, and has further directed that management submit the selection of Deloitte & Touche for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has audited our financial statements since 1994. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the appointment of Deloitte & Touche to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

Vote Required

        The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal will be required to ratify the appointment of Deloitte & Touche.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        The following table represents aggregate fees billed to us for the fiscal years ended March 31, 2008, and March 31, 2009, by Deloitte & Touche, our independent registered public accounting firm.

	Fiscal Year Ended
	(in thousands)
	3/31/2008	3/31/2009
Audit Fees(1)	$669,240	$800,000
Audit-related Fees(2)	84,340	143,805
Tax Fees(3)	220,175	250,740
All Other Fees	—	—

Total Fees	$973,755	$1,194,545

(1)
Audit fees principally include those for services related to the annual audit of the consolidated financial statements, SEC registration statements and other filings, annual audit of internal control over financial reporting and consultation on accounting matters.

(2)
Audit-related fees principally include acquisition due diligence and services related to preparation for the audit of internal control over financial reporting and adoption of FIN 48.

(3)
Tax fees principally include services related to domestic (federal, state and local) and international tax compliance and acquisition due diligence.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        All of the services set forth under the table "Independent Public Accounting Firm Fees and Services" above were approved by the Audit Committee pursuant to its pre-approval policy. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche is compatible with maintaining the independent registered public accounting firm's independence.

        In connection with the audits of our financial statements for the fiscal years ended March 31, 2008, and 2009, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused Deloitte & Touche to report the disagreement if it had not been resolved to the satisfaction of Deloitte & Touche. Deloitte & Touche's reports on the financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of an opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NYSE listing standards, a majority of the members of our Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

        Consistent with these considerations, the Board has affirmatively determined that the following five current directors who are also nominated for re-election to the Board are independent directors under our Corporate Governance Guidelines, which incorporate the independence requirements of the applicable NYSE listing standards: Mr. Hughes, Lt. General Kelly, Mr. Ream, Mr. Riceman and General Ross. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board has determined that Mr. Nolan, our Chairman of the Board, President and Chief Executive Officer, Mr. Wilson, one of our Executive Vice Presidents and Mr. Karlson, our former Senior Vice President, are not independent directors by virtue of their current or recent employment with us. Our director independence standards are included as Exhibit A to our Corporate Governance Guidelines, available on our website at www.stanleyassociates.com.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met five times during fiscal 2009, including four quarterly meetings and one special meeting. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served.

        As required under applicable NYSE listing standards, in fiscal 2009, our non-management directors met in regularly scheduled executive sessions outside the presence of management. Mr. Hughes, as Lead Outside Director, presided over the four executive sessions occurring during fiscal 2009.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2009 for each of the committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Mr. James C. Hughes			X	*	X
Lt. General Richard L. Kelly, USMC (Ret.)	X		X
Mr. Charles S. Ream	X		X
Mr. John P. Riceman	X	*			X
General Jimmy D. Ross, USA (Ret.)			X		X	*
Total meetings in fiscal 2009	8		5		4

*
Committee Chairman

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee is composed of Messrs. Riceman (Chairman) and Ream and Lt. General Kelly. The Audit Committee met eight times during fiscal 2009. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.stanleyassociates.com. A request for a print copy may be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

        The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, as set forth in its charter, among other responsibilities, the Audit Committee performs several oversight functions, including:

  •
  evaluates the performance, and assesses the qualifications, of the independent auditors;

  •
  determines and approves the retention, termination, compensation and oversight of the independent auditors;

  •
  reviews and approves the retention of the independent auditors to perform any proposed audit services and proposed permissible non-audit services;

  •
  monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by applicable law;

  •
  reviews and approves, rejects or ratifies transactions between the Company and any related persons;

  •
  reviews the appointment, replacement, reassignment or dismissal of, and periodically evaluates the performance of, the senior internal audit executive;

  •
  confers with management, internal auditors and the independent auditors regarding the quality and adequacy of the Company's internal controls over financial reporting;

  •
  establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meets to review and discuss our annual audited financial statements and quarterly financial statements with management and our independent auditor, including reviewing our disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and recommends to the Board whether to include the annual financial statements in our Annual Report on Form 10-K.

        The Board of Directors reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Sections 303A.01 and .02 of the NYSE listing standards). The Board of Directors has also determined that each of Messrs. Ream and Riceman qualify as an "audit committee financial expert," as defined in applicable SEC rules and that all members are financially literate, as required by the Audit Committee charter. The Board made a qualitative assessment of the members' level of knowledge and experience based on a number of factors, including formal education and experience. The Audit Committee charter provides that no member of the Audit Committee may serve on the audit committees of more than two other public companies unless the Board determines that such service does not impair the member's ability to serve effectively on the Company's Audit Committee. In addition to service on our Audit Committee, Mr. Ream also serves on the Audit Committees of DynCorp International, Inc., Vangent, Inc. and The Allied Defense Group, Inc. The Board of Directors has determined that this simultaneous service does not impair Mr. Ream's ability to serve effectively on our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 31, 2009:

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2009, with the management of Stanley, Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Stanley, Inc.'s Annual Report in Form 10-K for the fiscal year ended March 31, 2009, for filing with the SEC.

Mr. John P. Riceman, Chairman Mr. Charles S. Ream Lt. General Richard L. Kelly, USMC (Ret.)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is composed of Mr. Hughes (Chairman), Lt. General Kelly, Mr. Ream and General Ross. All members of our Compensation Committee are independent (as independence is currently defined in Rule 303A.02 of the NYSE listing standards). The Compensation Committee met five times during fiscal 2009. The Compensation Committee has adopted a written charter that is available to our stockholders on our website at www.stanleyassociates.com. A request for a print copy may be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

        Pursuant to its charter, the Compensation Committee's responsibilities include:

  •
  reviewing and overseeing our compensation programs, plans, practices and policies, including our equity plans and incentive programs to ensure they provide appropriate motivation for corporate performance and increased stockholder value;

  •
  annually reviewing and approving the compensation paid to our executive officers;

  •
  annually reviewing and approving corporate goals and objectives for the CEO, evaluating the CEO's performance in light of those goals and objectives and reviewing and approving (subject to the ratification of the full Board of Directors) the CEO's compensation each year;

  •
  reviewing and approving any change in control, severance, employment agreements and any special or supplemental benefits or perquisites to be provided to the executive officers; and

  •
  annually reviewing and recommending to the full Board of Directors the compensation to be paid to the non-employee directors of our Board.

        The Compensation Committee also reviews and discusses with management the "Compensation Discussion and Analysis" section of our proxy statements and considers whether to recommend to the full Board that it be included in our proxy statements and other filings. The Compensation Committee has delegated limited authority to Mr. Nolan to grant stock options, up to certain maximum amounts, to employees as a hiring and retention tool. To date, Mr. Nolan has not exercised this authority.

Compensation Committee Processes and Procedures

        As required by its charter, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with other members of the Committee and, where appropriate, senior management and the Committee's compensation consultant.

        The Compensation Committee meets regularly in executive session. However, from time to time, as permitted by its charter, various members of senior management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.

        In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. During fiscal 2009, the Compensation Committee engaged Mercer (US), Inc. to provide competitive compensation levels for the peer group selected by the Compensation Committee. In addition, Mercer provided general fiscal 2009 compensation survey information and competitive compensation levels, as requested by the Compensation Committee as a secondary source of competitive market information to the peer group competitive data. For additional information on the role of Mercer in fiscal 2009 compensation decisions, see the "Compensation Discussion and Analysis" below.

        Historically, the Compensation Committee has made adjustments to base salaries, determined annual incentive compensation, granted long-term equity awards and established new performance objectives at one or more meetings held during the first quarter of the fiscal year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. For a discussion of Mr. Nolan's role in recommending or determining the compensation paid to our Named Executive Officers (as set forth in the Summary Compensation Table below) during fiscal 2009, see the "Compensation Discussion and Analysis" below. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee which determines any adjustments to his compensation as well as awards to be granted, subject to ratification by the independent directors of the full Board. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and analyses of its compensation consultant(s). The specific determinations of the Compensation Committee with respect to executive compensation for each of the Named Executive Officers during fiscal 2009 are described in greater detail in the "Compensation Discussion and Analysis" below.

 Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is composed of General Ross (Chairman) and Messrs. Hughes and Riceman. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 303A.02 of the NYSE listing standards). The Nominating and Corporate Governance Committee met four times during fiscal 2009. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.stanleyassociates.com. A request for a print copy may be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

        Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

  •
  identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

  •
  reviewing and evaluating incumbent directors;

  •
  recommending to the Board for selection candidates for election to the Board of Directors;

  •
  making recommendations to the Board regarding the membership of the committees of the Board;

  •
  facilitating the assessment of the performance of the Board and its committees;

  •
  developing a set of corporate governance principles; and

  •
  periodically reviewing CEO and management succession plans.

        The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, our company and our stockholders. The Nominating and Corporate Governance Committee periodically reviews and establishes the criteria for selection of director nominees. The membership criteria used by the Nominating and Corporate Governance Committee in nominating the current slate of directors and identifying other potential Board candidates include, but is not limited to, consideration of the following:

  •
  roles and contributions valuable to the business community;

  •
  personal qualities of leadership, character and judgment;

  •
  a reputation in the community at large of integrity, trust, respect and competence;

  •
  adherance to the highest ethical standards;

  •
  relevant knowledge and diversity of background;

  •
  relevant educational background;

  •
  free from conflicts of interest; and

  •
  adequate time to devote to Board responsibilities.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence.

        The Nominating and Corporate Governance Committee solicits candidate recommendations from Committee members, other directors and management. The Nominating and Corporate Governance Committee also uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, professional search firms or advisors. The Nominating and Corporate

Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Secretary at Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201 not less than 90 days nor more than 120 days prior to the anniversary date of the filing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee and include a detailed background of the suggested candidate that demonstrates how the individual meets the membership criteria described above, and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        We have not implemented a formal process relating to communications by stockholders and other interested parties with the Board. Nevertheless, every effort is made to ensure that the views of these parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided in a timely manner. We believe our responsiveness to communications to the Board has been excellent. Stockholders and other interested parties who wish to communicate with our Board should send any correspondence to our Corporate Secretary at Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

CODE OF ETHICS

        We have adopted the Stanley, Inc. Code of Ethics that applies to all officers, directors and employees. In addition, we have also adopted the Stanley, Inc. Code of Conduct for Directors and Executive Officers that further highlights their particular duties and commitments. Both the Code of Ethics and the Code of Conduct are available on our website at www.stanleyassociates.com. A request for a print copy may be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201. If we make any substantive amendments to either the Code of Ethics or the Code of Conduct or grant any waiver from a provision of either code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

        The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board independence, composition and selection, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed at www.stanleyassociates.com. A request for a print copy may be made in writing addressed to Investor Relations, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name	Age	Position Held With the Company
Mr. James H. Brabston	41	Senior Vice President of Mission Systems Group
Mr. Scott D. Chaplin	42	Senior Vice President, General Counsel and Corporate Secretary
Mr. Brian J. Clark	38	Executive Vice President, Chief Financial Officer and Treasurer
Mr. Gregory M. Denkler	50	Executive Vice President of Shared Services
Mr. E. Patrick Flannery	41	Senior Vice President of Business Operations Group
Mr. Eric A. Wolking	34	Senior Vice President of Technical Programs Group

        Mr. James H. Brabston has been the Senior Vice President of our mission systems group since November 2007. Mr. Brabston joined our company in 1990. Since 2003, Mr. Brabston served as a Vice President and account manager for defense programs. Prior to becoming Vice President, Mr. Brabston was a senior program manager directly responsible for all of our software development efforts being performed for the Department of the Army and U.S. Marine Corps. Mr. Brabston has also served in various functional, technical, and management capacities and has led the deployment of our personnel in support of Operation Desert Shield/Storm in Saudi Arabia and Operation Restore Hope in Somalia. Mr. Brabston earned a B.A. degree in economics from Syracuse University, and an M.S. degree in software engineering from George Mason University.

        Mr. Scott D. Chaplin is our General Counsel, Senior Vice President and Corporate Secretary. Mr. Chaplin is responsible for all legal matters affecting our company and also provides executive management oversight to our contracts, pricing and procurement departments. Prior to joining us in 2005, he served as Vice President and General Counsel of BAE Systems Information Technology and prior to that as Vice President and General Counsel of DigitalNet Government Solutions. Earlier in his career, Mr. Chaplin practiced at the law firms of Reed Smith and Morgan Lewis & Bockius in Washington, D.C. He also served as Judicial Clerk to the Honorable Marian Horn, Judge, United States Court of Federal Claims, Washington, D.C. Mr. Chaplin received a B.A. degree from the University of Massachusetts at Amherst and a J.D. degree from American University.

        Mr. Brian J. Clark has been our Chief Financial Officer and Treasurer since April 2006 and an Executive Vice President since November 2007. Prior to joining us, he held various executive positions at Titan Corporation from 2001 to 2006, most recently as Vice President and Corporate Controller. Prior thereto he had been Titan's Vice President of Strategic Transactions where he managed the company's mergers and acquisitions program, as well as divestitures, equity joint ventures and other strategic transactions. From 1996 to 2001, he held various positions at Arthur Andersen LLP, a public accounting firm, most recently as a Senior Manager. From 1994 to 1996, he held various positions at Deloitte & Touche LLP, a public accounting firm, most recently as a senior staff accountant. Mr. Clark holds a B.S. degree in Accounting from Virginia Polytechnic Institute and State University and is a Certified Public Accountant.

        Mr. Gregory M. Denkler has been our Executive Vice President of shared services since November 2007. Mr. Denkler was Senior Vice President of operations from April 2003 until October 2007. From April 2000 to March 2003, Mr. Denkler was our Vice President and General Manager of the information technology and business systems division. Prior to joining our company in 1989, Mr. Denkler served on active duty in the U.S. Navy from 1981 to 1988, most recently as test and evaluation director for submarine weapon systems at the Naval Sea Systems Command. Mr. Denkler received a B.S. degree in oceanography from the U.S. Naval Academy and an M.B.A. degree from the Virginia Polytechnic Institute and State University.

        Mr. E. Patrick Flannery has been the Senior Vice President of our business operations group since November 2007. Mr. Flannery joined our company in 1991. Prior to his current position, Mr. Flannery served as Vice President of corporate development and in program management roles for many of the company's key customers, including the U.S. Marine Corps, Department of Energy and Department of State. Mr. Flannery received a B.S. degree in business administration from the University of Delaware and an M.B.A. degree from Johns Hopkins University.

        Mr. Eric A. Wolking has been the Senior Vice President of our technical programs group since April 2009. Mr. Wolking joined our company in 1996 and most recently served as the Senior Vice President of corporate development and the head of our mergers and acquisitions program. Previously, Mr. Wolking served as the director of midwest operations and as an account manager for our federal civilian programs. Mr. Wolking holds an M.B.A. degree from The Anderson School of Management at the University of California, Los Angeles and a B.A. degree in international studies and economics from American University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of June 1, 2009, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. Except as otherwise noted, the address of the individuals below is c/o Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Named Executive Officers and Directors:
Philip O. Nolan(2)	1,924,336	8.00%
Brian J. Clark(3)	184,263	*
Gregory M. Denkler(4)	260,652	1.09%
Christopher J. Torti(5)	323,253	1.35%
George H. Wilson(6)	494,642	2.06%
William E. Karlson(7)	1,036,834	4.34%
Lawrence A. Gallagher(8)	483,580	2.02%
James C. Hughes(9)	104,632	*
Lt. General Richard L. Kelly(10)	22,612	*
Charles S. Ream(11)	10,418	*
John P. Riceman(12)	81,932	*
General Jimmy D. Ross(13)	38,391	*
All executive officers and directors as a group (16 persons)	5,435,304	22.27%
Other Stockholders:
Evercore Trust Company, N.A.(14) 55 East 52nd Street New York, NY 10055	3,330,737	13.94%
FMR LLC(15) Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	1,383,983	5.79%

*
Less than one percent.

(1)
This table is based solely upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,891,211 shares outstanding on June 1, 2009, adjusted as required by rules promulgated by the SEC.

(2)
Consists of: a) 1,466,626 shares as to which Mr. Nolan has sole voting and investment power, b) 160,155 shares held by our ESOP for his account as to which he has shared voting and investment power, c) 141,628 unvested shares of restricted stock as to which he has sole voting power and d) 155,927 shares issuable pursuant to options exercisable within 60 days of June 1, 2009. Excludes 307,950 shares which are held for his account by the Executive Deferred Compensation and Equity Incentive Plan Trust ("2002 Trust") and 252,814 shares which are held in a dynasty trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(3)
Consists of: a) 58,921 shares as to which Mr. Clark has sole voting and investment power, b) 282 shares held by the ESOP for his account as to which he has shared voting and investment power, c) 83,462 unvested shares of restricted stock as to which he has sole voting power and d) 41,598 shares issuable pursuant to options exercisable within 60 days of June 1, 2009. Excludes 15,000 shares which are held for his account by the 2002 Trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(4)
Consists of: a) 49,537 shares as to which Mr. Denkler has sole voting and investment power, b) 71,752 shares held by the ESOP for his account as to which he has shared voting and investment power, c) 55,983 unvested shares of restricted stock as to which he has sole voting power and d) 83,380 shares issuable pursuant to options exercisable within 60 days of June 1, 2009. Excludes 161,130 shares which are held for his account by the 2002 Trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(5)
Consists of: a) 232,717 shares as to which Mr. Torti has sole voting and investment power, b) 53,320 shares held by the ESOP for his account as to which he has shared voting and investment power and c) 37,216 shares issuable pursuant to options exercisable within 60 days of June 1, 2009. Excludes 51,000 shares which are held for his account by the 2002 Trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(6)
Consists of: a) 310,964 shares as to which Mr. Wilson has sole voting and investment power, b) 47,251 shares held by the ESOP for his account as to which he has shared voting and investment power, c) 56,253 unvested shares of restricted stock as to which he has sole voting power and d) 80,174 shares issuable pursuant to options exercisable within 60 days of June 1, 2009. Excludes 219,690 shares which are held for his account by the 2002 Trust and 89,299 shares which are held in a dynasty trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(7)
Consists of: a) 846,241 shares as to which Mr. Karlson has sole voting and investment power and b) 190,593 shares held by the ESOP for his account as to which he has shared voting and investment power. Excludes 120,690 shares which are held for his account by the 2002 Trust and 229,799 shares which are held in a dynasty trust, as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(8)
Consists of: a) 329,135 shares as to which Mr. Gallagher has sole voting and investment power, b) 605 unvested shares of restricted stock as to which he has sole voting power, and c) 153,840 shares as to which Mr. Gallagher's spouse has sole voting and investment power. Mr. Gallagher disclaims beneficial ownership of the 153,840 shares, as to which he does not have voting or investment power.

(9)
Consists of: a) 99,512 shares as to which Mr. Hughes has sole voting and investment power, b) 2,700 shares held by Mr. Hughes' son over which he has shared voting and investment power, and c) 2,420 unvested shares of restricted stock as to which he has sole voting power.

(10)
Consists of: a) 20,192 shares as to which Lt. General Kelly has sole voting and investment power, and b) 2,420 unvested shares of restricted stock as to which he has sole voting power.

(11)
Consists of: a) 9,208 shares as to which Mr. Ream has sole voting and investment power, and b) 1,210 shares of unvested restricted stock as to which he has sole voting power.

(12)
Consists of: a) 58,632 shares as to which Mr. Riceman has sole voting and investment power, b) 2,420 unvested shares of restricted stock as to which he has sole voting power, and c) 20,880 shares held in trust over which Mr. Riceman's spouse, as trustee, has sole voting and investment power. Mr. Riceman disclaims beneficial ownership of the 20,880 shares, as to which he does not have voting or investment power.

(13)
Consists of: a) 20,081 shares as to which General Ross has sole voting and investment power, b) 17,100 shares issuable pursuant to options exercisable within 60 days of June 1, 2009, and c) 1,210 shares of unvested restricted stock as to which he has sole voting power.

(14)
Evercore Trust Company, N.A. is the trustee of the ESOP and the beneficial owner of 3,330,737 shares of common stock held in the ESOP at June 1, 2009. For participants in our ESOP, holdings include shares allocated to their individual accounts. Under the terms of the ESOP, the trustee is currently obligated, with respect to certain matters, to solicit participants to vote shares of our common stock allocated to participants' accounts, and the trustee generally will vote such shares in accordance with the voting decisions of the participants.

(15)
All information regarding FMR LLC and its affiliates is based on a Schedule 13G filed with the SEC on February 17, 2009, by FMR LLC and Edward C. Johnson 3d. As of December 31, 2008, Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 1,159,500 shares as a result of acting as investment adviser to various Fidelity funds which are investment companies registered under the Investment Company Act of 1940. As of December 31, 2008, FMR LLC and Edward C. Johnson 3d, through its control of Fidelity, each had sole dispositive power and no voting power over 1,159,500 shares. Pyramids Global Advisors Trust Company, or PGATC, a wholly owned subsidiary of FMR LLC and a bank, was the beneficial owner of 224,483 shares as a result of its serving as investment manager of institutional account owning such shares. FMR LLC and Edward C. Johnson 3d, through its control of PGATC, each has sole dispositive power over 224,483 shares and sole power to vote or to direct voting of 196,983 shares owned by the institutional accounts managed by PGATC.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth certain information relating to the number of shares of our common stock subject to outstanding stock options and the number of shares remaining available for future issuance under our equity compensation plans as of March 31, 2009.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity Compensation Plans Approved By Security Holders	1,604,399	$14.38	2,728,197
Equity Compensation Plans Not Approved By Security Holders	—	—	—

Total	1,604,399	$14.38	2,728,197

(1)
Represents the aggregate number of shares of our common stock subject to stock options outstanding under our 1995 Stock Incentive Plan, 2002 Executive Deferred Compensation and Equity Incentive Plan and our 2006 Omnibus Incentive Compensation Plan.

(2)
Represents the aggregate number of shares of common stock available for issuance under our 2006 Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan, or the ESPP. 24,025 of the 400,000 shares of common stock available for grant pursuant to the ESPP have been issued. No shares of common stock remain available for grant under the 1995 Stock Incentive Plan or 2002 Executive Deferred Compensation and Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2009, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with.

 COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the following "Compensation Discussion and Analysis" with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2009, and this proxy statement.

The Compensation Committee:

  James C. Hughes (Chairman)
  Charles S. Ream
  General Jimmy D. Ross, USA (Ret.)
  Lt. General Richard L. Kelly, USMC (Ret.)

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee during fiscal 2009, or as of the date of this proxy statement, is or has been one of our officers or employees and none of our executive officers served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

        Overview.    This section discusses the principles underlying our executive compensation program and what we believe to be the most important factors relevant to an analysis of our compensation decisions with respect to our Named Executive Officers (set forth below) during fiscal 2009. It provides qualitative information regarding the manner and context in which compensation was awarded to, and earned by, our Named Executive Officers and places in perspective the data presented in the tables and narratives that follow. The Compensation Committee of our Board of Directors, or the Committee, is responsible for overseeing our compensation program, including the compensation awarded to our Named Executive Officers. For more information on the process and procedures of the Committee, see "Information Regarding Committees of the Board of Directors—Compensation Committee" above.

        For fiscal 2009, our Named Executive Officers consisted of: Mr. Philip Nolan, Chairman, President and CEO; Mr. Brian Clark, Executive Vice President, CFO and Treasurer; Mr. Gregory Denkler, Executive Vice President, shared services; Mr. Christopher Torti, Senior Vice President, technical programs; and Mr. George Wilson, Executive Vice President, strategic operations. Mr. Torti resigned from the Company effective June 1, 2009.

        Compensation Philosophy and Objectives.    The Committee's primary focus in fiscal 2009, as in prior years, was to formulate an executive compensation program that:

  •
  is competitive, in structure as well as amounts of compensation;

  •
  rewards the performance of our executives in accordance with their relative contributions to our financial and strategic objectives; and

  •
  emphasizes the retention of the executive management team.

        In fiscal 2009, we incorporated additional performance-based compensation into our program, specifically with respect to our equity compensation awards. We also slightly modified the structure of our annual cash incentive program to place more emphasis on the overall corporate performance measures that we believe contribute both to our short-term performance as well as to longer-term growth in stockholder value—consolidated revenue, earnings per share and free cash flow—and to more effectively reward our executives for their respective contributions to our overall corporate performance and/or the individual divisions they oversee. We discuss these changes in more detail below. The Committee and Board of Directors believes these modifications are consistent with our practice of continually reviewing the structure and emphasis of our executive compensation program in order to devise a program which strikes the appropriate balance between competitiveness, executive motivation and retention and our strategic plan and actual financial performance, with the ultimate objective of increasing long-term performance and stockholder return.

        Based on our strong fiscal 2009 performance, as described in Management's Discussion and Analysis included in our Annual Report on Form 10-K, filed with the SEC on May 21, 2009, we believe that the compensation for each of our Named Executive Officers appropriately reflected our fiscal 2009 operating results.

Determining Amounts of Compensation

        We determine the appropriate level for each component of executive compensation we pay based primarily, but not exclusively, on the Committee's review of competitive peer group and general compensation survey data, the Committee's view of internal equity and consistency among executives at various levels within our organization, and the recommendation of Mr. Nolan, our CEO. There is no fixed or rigid formula for determining compensation, however, and the Committee retains the flexibility to take into account other objective and subjective considerations it deems relevant during the year, such as rewarding extraordinary executive contributions, overall company performance for the year and increases or decreases in job responsibilities. Setting of executive compensation is based largely on the Committee's subjective review of any or all of these factors for the year.

        Competitive Market Data Review.    As a first step in establishing compensation for our executives, the compensation consultant retained by the Committee during fiscal 2009, Mercer (US), Inc., provided competitive data for base salary, annual cash incentive awards and long-term stock-based incentives paid by a peer group of publicly-traded, U.S.-based professional services companies that serve the government sector and thus are in the same industry and compete with us for the same executive talent. The companies comprising our core peer group for fiscal 2009 were largely the same as we have used since fiscal 2006 and are as set forth below:

•	CACI International, Inc.	•	SI International, Inc.
•	Dynamics Research Corp.	•	SRA International, Inc.
•	ManTech International Corp.	•	NCI, Inc.
•	MTC Technologies, Inc.

        Mercer provided compensation information for each of these companies, including SI International, Inc. and MTC Technologies, Inc., which, despite their recent acquisitions by Serco, Inc. and BAE Systems, respectively, we believed remained part of our competitor group and the information on their key executives was publicly-available. In addition, the Committee reviewed general survey information provided by Mercer as a means to validate the core peer group information. While it reviewed this general survey data, in fiscal 2009 as in fiscal 2008, the Committee predominantly looked to the core peer group data as the primary source of competitive data as we believe these companies are our true competitors and our primary source of, and competition for, executive talent.

        The Committee reviewed the core peer group and general survey information to obtain a general understanding of current compensation practices, but did not specifically target, or "benchmark," any element of compensation or the total compensation paid to the executives to base, justify or provide a framework for any compensation decision.

        Internal Equity.    One of the key considerations of the Committee in determining each executive's compensation for the year is to ensure that all executives within a certain level of management, such as Executive Vice Presidents or Senior Vice Presidents, are treated similarly and equitably. These executives typically have similar levels of responsibility and expectations and we believe this promotes fairness and equally motivates our executives toward common company goals and objectives. As discussed above, however, the Committee retains the flexibility to recognize outstanding executive performance during the year as it deems necessary.

        CEO Recommendations.    As in prior years, during fiscal 2009, Mr. Nolan, our CEO, provided recommendations to the Committee with respect to base salary increases, performance targets and award amounts for the annual incentive compensation program and the value of long-term equity grants for each Named Executive Officer other than himself. Mr. Nolan based his compensation recommendations on the same core peer group data reviewed by the Committee and his subjective review of each officer's overall performance and contribution to our business during the prior year. While the Committee considers the recommendations of Mr. Nolan, the Committee independently evaluates the recommendations and makes all final compensation decisions. The compensation of Mr. Nolan, including base salary amounts, performance targets and award amounts for the annual incentive compensation program and the value of equity grants, are decided by the Committee.

 Principal Elements of Compensation

        Similar to prior years, the compensation paid to our Named Executive Officers during fiscal 2009 consisted of the following three primary components:

  •
  Base salary—We provide a fixed base salary to our executives to provide for a level of compensation that is assured;

  •
  Annual cash incentive awards—We provide annual cash incentive awards to our executives in order to reward them for achievement of annual performance goals from year-to-year; and

  •
  Long-term equity incentive awards—We provide long-term equity incentive awards to our executives, comprised of service-based stock options and restricted stock and performance-based restricted stock, which are intended to reward them for prior service and motivate them to stay with us and build long-term stockholder value.

        We view these components as related, but having distinct attributes. Although the Committee does review the total compensation paid to the Named Executive Officers during the year, we do not generally believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components.

        Base salary.    In determining the fiscal 2009 base salary increases for our Named Executive Officers, the Committee considered the core peer group data which indicated that, overall, fiscal 2008 base salaries for our executives were below the median of the competitive market. Because we believe it is appropriate to pay base salaries, our only element of fixed compensation, competitive with the market, and because each of the Named Executive Officers, other than Mr. Clark, received only a modest base salary increase for fiscal 2008 based on our peer group data review at the time, the Committee awarded significant base salary increases for fiscal 2009, as set forth below:

Name	Increase in Base Salary (%)	Fiscal 2009 Base Salary ($)
Mr. Nolan	17.6%	400,000
Mr. Clark	11.5%	290,000
Mr. Denkler	15.6%	260,000
Mr. Torti	15.6%	260,000
Mr. Wilson	15.6%	260,000

        Mr. Clark received a lower base salary increase on a percentage basis for fiscal 2009 upon the recommendation of Mr. Nolan because he received a significant salary increase for fiscal 2008 in comparison to the other Named Executive Officers. The salary increases for Messrs. Denkler, Torti and Wilson were also based on internal equity considerations and our desire to treat each executive relatively equally.

        Annual Cash Incentive Awards.    During fiscal 2009, each Named Executive Officer participated in our annual cash incentive award program. Each executive's fiscal 2009 incentive amount was determined as follows:

  •
  Target Award.  Each executive's target cash incentive award was expressed as a percentage of his base salary for the year, as set forth in the table below. For fiscal 2009, each executive's threshold, target and overachieve percentages remained unchanged from fiscal 2008 as the Committee believed these were competitive with the core peer group data.

Name	Threshold Award Percentage	Threshold Award ($)	Target Award Percentage	Target Award ($)	Overachieve Award Percentage	Overachieve Award ($)
Mr. Nolan	50%	140,000	100%	400,000	150%	600,000
Mr. Clark	26.2%	76,100	75%	217,500	112.5%	326,250
Mr. Denkler	21%	54,600	60%	156,000	90%	234,000
Mr. Torti	21%	54,600	60%	156,000	90%	234,000
Mr. Wilson	21%	54,600	60%	156,000	90%	234,000
  •
  Performance Goals.  The actual amount of the cash incentive award paid for fiscal 2009 was determined based upon the Committee's review of the achievement of four general categories of information. Specifically, the Committee reviewed certain objective financial and operational performance goals, which we believe are the best indicators of our annual performance, as well as subjective or qualitative goals within three additional categories: People, Process and Perspectives.

  •
  Financial and Operational Performance Goals.  For fiscal 2009, the Committee slightly modified the structure of the annual incentive compensation plan in order to focus and reward the executives for the financial and operational performance measures for which they have direct control and which, we believe, most directly affect our long-term growth. Seventy percent of each executive's potential incentive compensation for the year was based on achievement of financial and operational performance objectives, similar to prior years. However, for those executives responsible for our overall corporate performance, including Messrs. Nolan, Clark, Denkler and Wilson, this portion of each executive's annual incentive award was based on the following corporate measures:

Objective	Weighting
Consolidated Revenue	50%
EPS	35%
Free Cash Flow	15%

    For those executives responsible for a particular operating group, including Mr. Torti, 30% of the 70% of each officer's annual incentive compensation that is tied to financial and operational performance was based on the corporate measures above, with the remaining 70% based on "group" measures, as set forth below:

Objective	Weighting
Group Revenue	30%
Direct Labor(1)	30%
EBIT (Operating Income)	20%
DSO(2)	20%

    (1)
    "Direct labor" means direct labor dollars paid to our employees, excluding premium or hazardous duty pay and not including overtime pay.

    (2)
    "DSO" means days sales outstanding. DSO is a measure of how efficiently we manage the billing and collection of our accounts receivable, which is our most significant working capital requirement.

    In addition, the Committee established threshold, target and overachieve targets for each of the Consolidated Revenue, Free Cash Flow and EPS metrics. Threshold, or 50% of target,

    emphasized that a minimum level of performance for each metric was necessary in order for the executive to earn the award, while overachieve, or 150% of target, provided the executives the ability to earn above target annual incentive amounts if we exceeded our goals. In order to further focus the executives on the corporate or group metrics that we believe are the key factors affecting our growth and stockholder return, the 50% "overachieve" potential annual incentive award for financial and operations performance was based, for the overall corporate performance executives, on the Consolidated Revenue and EPS metrics only, and for the group performance executives, on the Consolidated Revenue and EPS metrics as well as group revenue and EBIT metrics. The financial and operational goals were determined based upon our fiscal 2009 financial plan, as determined by the senior management team and approved by the Board of Directors, and were as set forth below:

Corporate Performance Goal	Threshold	Target	Overachieve
Consolidate Revenue	$738 million	$765 million	$798 million
EPS	$1.24	$1.30	$1.36
Free Cash Flow	$21.8 million	$25.0 million	N/A
  •
  People Goals.  As in fiscal 2008, Mr. Nolan recommended that 20% of the fiscal 2009 cash incentive would be based on the achievement of certain goals relating to the quality of our workforce. The qualitative objectives in this area for fiscal 2009 were to promote leadership to achieve corporate objectives (to be evaluated based in part on the teamwork displayed among senior executives), achieve the highest quality workforce in our industry and enhance our culture.

  •
  Process and Perspectives Goals.  The remaining 10% of the potential fiscal 2009 cash incentive awards was split evenly between Process and Perspectives criteria, each of which were also recommended by Mr. Nolan. Such criteria included maintaining effective company communications, customer-focused internal organizations and processes, achieving the highest levels of customer satisfaction, establishing lasting customer relationships and increasing name recognition and visibility.

  •
  Determination of Award Amounts.  In evaluating fiscal 2009 financial performance, the Committee noted that we exceeded our "overachieve" target amounts for EPS, Free Cash Flow and EBIT, exceeded our target amounts for Consolidated and Group Revenue and exceeded our threshold amount for direct labor. The only performance metric which was not achieved for the year was DSO, with actual results at 92% of target.

    With respect to our People and Process and Perspectives objectives, the Committee noted the teamwork among the senior management team, including the Named Executive Officers, and that we were named to FORTUNE® Magazine's list of "100 Best Companies to Work For" for the third consecutive year.

    The Committee determined to pay each executive officer, including the Named Executive Officers, the amount they earned under the annual cash incentive program plus an additional 10% in light of our strong financial performance during fiscal 2009. See the "Non-Equity Plan Incentive Compensation" column of the Summary Compensation Table, and the Grants of Plan-Based Awards Table below for more information on these awards.

        Long-Term Equity Incentive Awards.    We provide long-term equity incentive awards to our executives, including each of the Named Executive Officers, in the form of service-based stock options and restricted stock awards, each of which vest ratably over a three-year period. We chose these forms of equity awards based on the recommendation of Mercer and our review of the core peer group data. In addition, as discussed above, we utilize these amounts, in part, to retain executives and we believe each provides a substantial retention mechanism.

        During fiscal 2008, Mercer informed the Committee that our executive team was, on average, positioned between the median and 75th percentile of the core peer group in total direct compensation. In order to meet the Committee's objective to add more performance-based awards to the compensation program, while at the same time spreading the expense of such awards and the retention benefits over an extended period, Mercer recommended to the Committee, and the Committee approved, the following revisions to our long-term equity program for fiscal 2009 awards:

  •
  two-thirds of each executive's annual equity award for fiscal years 2009 - 2011 will continue to be comprised of service-based stock options and restricted stock grants, similar to prior years and generally as determined and discussed below; and

  •
  the remaining one-third straight service-based grants will be foregone in favor of larger awards that are 100% performance-contingent and paid in restricted stock.

        These performance-based restricted stock awards will be earned based on the achievement of Consolidated Revenue and EPS targets over a three-year performance period. The Committee chose these two performance metrics as it believes these metrics are the key indicators of our growth and return on stockholder value over the next several years. Seventy-five percent of the awards will vest, if at all, upon achievement of the performance targets after three years, with the remaining 25% to vest one year after the performance criteria have been met based on continued service. In addition, in the event the Consolidated Revenue target is achieved during the first, second or third year of the three-year performance period, but the EPS target is not, the award may still be earned if both targets are achieved by fiscal year 2012. The Committee believes the structure of these awards furthers both our performance and retention objectives.

        The service-based stock option and restricted stock grant was targeted at 80% stock options and 20% restricted stock. We place greater emphasis on stock options as, while they are a retention tool, we also believe stock options are inherently performance-based as the executive only receives value from the award if the price of our common stock increases.

        Individual grant sizes for the awards made in fiscal 2009 were primarily determined based on a value commensurate with the Mercer peer group data and with positioning the executives to be at approximately 75th percentile of the Mercer peer group in total direct compensation, a level the Committee deemed appropriate. Because the Mercer peer group review indicated that our executive base salaries and total cash compensation (base salary plus incentive) were at the 25th percentile and median of the Mercer peer group, respectively, a larger percentage of each executive's annual compensation was determined to be delivered in the form of equity awards, which was consistent with our focus on performance-based equity awards, retention and return on stockholder value.

        Our equity awards are granted at the beginning of each fiscal year in order to recognize the executive's performance during the prior fiscal year as well as to incentivize performance and encourage retention for the coming years. Because our equity awards are designed to motivate our executives to stay with our company and increase stockholder value, the Committee generally does not consider an executive's current stock or option holdings as a material component in making decisions for additional awards.

        The following table sets forth the equity awards for each Named Executive Officer during fiscal 2009 (in shares of common stock underlying awards):

	Fiscal 2009 Equity Awards
Name	Annual Option Award	Annual Restricted Stock Award	Performance- Based Restricted Stock Award	Total
Mr. Nolan	33,754	6,510	126,445	166,709
Mr. Clark	15,733	3,035	75,867	94,635
Mr. Denkler	10,850	2,093	50,578	63,521
Mr. Torti	10,850	2,093	50,578	63,521
Mr. Wilson	10,850	2,093	50,578	63,521

        Equity Grant Practices.    The Committee approves grants of equity awards, including to the Named Executive Officers, at the Committee's first fiscal quarter meeting each year. Special grants to newly-hired employees are generally granted in the month of hire. While our Board has delegated the authority for Mr. Nolan to approve grants of stock option awards, up to certain maximum amounts, as a hiring and retention tool, to date, this authority has not been utilized. The exercise price of any option grant is equal to the fair market value of the shares on the date of grant, which is the closing price of our common stock on the New York Stock Exchange.

Change in Control Agreements

        As previously disclosed, we entered into change in control severance agreements with certain of our executive officers, including each of the Named Executive Officers. The amounts and types of severance benefits payable to the executives under the agreements were determined based on the prevailing structure and amounts within the core peer group companies.

        The agreements provide for a "double trigger," meaning that the executives will only be entitled to the severance benefits if a change in control occurs and the executive is terminated without cause or terminates his employment for good reason within a certain period of time following a change in control (or a potential change in control). We believe change in control protections alleviates concerns regarding the possible occurrence of such a transaction, allowing our senior executives to focus their attention on our business. We also believe, however, that if the executive is terminated without cause or the executive terminates employment for good reason within a certain period of time following the transaction, the executive should be afforded a certain level of protection from termination outside of his control.

        For a more detailed discussion of the terms of these agreements, including a definition of the key terms and the estimated benefits payable thereunder, see the "Potential Payments Upon Termination or Change in Control" section below.

Perquisites

        We do not provide substantial perquisites or personal benefits to our executive officers, including the Named Executive Officers, that are not otherwise available to our employees generally. We provide our executives with an annual "executive allowance," to be paid monthly, so that our executives could spend this portion of their compensation as they choose from a list of designated items. These items include: car allowance; physical exams; club membership not used exclusively for business entertainment; air travel club memberships; first class business travel outside of normal company policy; additional business travel insurance; supplemental life insurance; season tickets to sporting or cultural events; and annual fees for certain corporate credit cards. Each Named Executive Officer's executive allowance was determined based on our core peer group review and internal equity principles. For fiscal 2009, each Named Executive Officer's allowance was as follows: Mr. Nolan, $30,000; and Messrs. Clark, Denkler, Torti and Wilson, $20,000. For the actual amounts spent by each executive during fiscal 2009, see the "All Other Compensation" column and supplemental table to the Summary Compensation Table below.

Government and Tax Considerations

        Government Limitations on Compensation.    As a government contractor, we are subject to the Federal Acquisition Regulation, or FAR, which governs the reimbursement of costs by our government customers. FAR 31.205-6(p) limits the allowability of senior executive compensation to a benchmark compensation cap established each year by the Administrator of the Office of Federal Procurement Policy under Section 39 of the Office of Federal Procurement Policy Act (41 U.S.C. 435). The benchmark cap applies to the five most highly compensated employees in management positions in each home office and each of our business segments. When comparing senior executive compensation to the benchmark cap, all wages, salary, bonuses and deferred compensation, if any, for the year, as recorded in our books and records, must be included. The current benchmark compensation cap, effective January 1, 2009, and as published in the Federal Register, is $684,181. Any amounts over the cap are considered unallowable and are therefore not recoverable under our government contracts.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the principal executive officer and the other three highest paid executive officers (other than the principle financial officer). Qualified performance-based compensation will not be subject to this deduction limit if certain requirements are met. As described above, a portion of our annual cash incentive awards and our performance-based restricted stock awards are determined based upon the achievement of certain pre-determined financial performance goals, which permits us to deduct such awards pursuant to Section 162(m). In addition, stock options are inherently performance-based and qualify for the deduction under Section 162(m). Only the base salaries and the service-based restricted stock awards are not subject to the deduction under Section 162(m). While we will continue to monitor our compensation programs in light of Section 162(m), the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our company and our stockholders. As a result, the Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company and our stockholders.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our Named Executive Officers for service during the last three completed fiscal years, whether or not such amounts were paid in such year:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Philip O. Nolan	2009	374,004	800,846	263,599	612,000	41,142	2,091,591
Chairman, President &	2008	338,750	46,918	181,801	510,000	50,890	1,128,359
CEO	2007	325,000	782,920	66,746	325,000	19,408	1,519,074

Brian J. Clark	2009	280,558	475,995	85,948	332,775	29,706	1,204,982
Executive Vice President &	2008	257,500	30,002	48,996	292,500	27,509	656,507
CFO	2007	230,000	172,288	72,418	200,000	—	674,706

Gregory M. Denkler	2009	233,163	320,600	94,991	230,100	31,447	910,301
Executive Vice President	2008	224,583	22,507	69,223	202,500	33,862	552,675
	2007	220,000	481,040	50,701	110,000	17,761	879,503

Christopher J. Torti(5)	2009	235,161	324,721	101,701	217,717	28,621	907,921
Former Senior Vice President	2008	224,167	26,266	75,345	202,500	35,147	563,425
	2007	215,000	327,740	50,701	130,000	15,557	738,999

George H. Wilson	2009	237,029	324,721	101,701	220,200	31,488	915,139
Executive Vice President	2008	224,167	26,266	75,345	202,500	38,136	566,414
	2007	215,000	656,132	50,701	140,000	15,560	1,077,394

(1)
For fiscal 2009, reflects fiscal year 2008 base salary until May 1, 2008, at which point fiscal 2009 base salary amounts became effective. See the "Compensation Discussion and Analysis—Principle Elements of Compensation—Base Salary" above for information on each Named Executive Officer's fiscal 2009 base salary.

(2)
Amounts in these columns reflect the dollar amount that was recognized in each respective fiscal year for financial statement reporting purposes under SFAS 123(R) with respect to restricted stock and stock option awards granted to our Named Executive Officers in and prior to the respective fiscal year. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 11 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on May 21, 2009. Amounts under the "Stock Awards" column for fiscal 2009 are higher than the amounts reported for fiscal year 2008 due to the grant in fiscal 2009 of the performance-based restricted stock which vests upon the achievement of certain pre-determined financial targets over a three-year performance period. Amounts under the "Stock Awards" column for fiscal year 2007 are higher than the amounts reported for fiscal year 2008 due to our initial public offering during fiscal year 2007 and the acceleration of restricted stock awards in connection therewith. Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(3)
Amounts in this column reflect the amounts earned by each Named Executive Officer under our fiscal 2009 annual cash incentive plan. For additional information on this plan, see "Compensation Discussion and Analysis—Annual Cash Incentive Awards" above and the Grants of Plan-Based Awards Table below.

(4)
Amounts in this column for each respective Named Executive Officer are set forth in the table below and include an executive allowance, tax planning and preparation fees and matching contributions to our 401(k) plan for each Named Executive Officer. For additional information on each executive's executive allowance for fiscal 2009, see "Compensation Discussion and Analysis—Perquisites" above. Amounts included under "tax planning and preparation" reflect actual cost to us for these tax services on behalf of the executive.

	Executive Allowance ($)	Tax Planning and Preparation ($)	401(k) Contributions ($)	Total ($)
Philip O. Nolan	28,846	2,500	9,796	41,142
Brian J. Clark	19,231	1,200	9,275	29,706
Gregory M. Denkler	19,231	2,500	9,716	31,447
Christopher J. Torti	19,231	2,500	6,890	28,621
George H. Wilson	19,231	2,500	9,757	31,488
(5)
Mr. Torti resigned from the Company effective June 1, 2009.

Grants of Plan-Based Awards

        The following Grants of Plan-Based Awards table provides additional information about cash incentive awards payable based on fiscal 2009 performance and restricted stock and option awards granted to our Named Executive Officers during fiscal 2009:

					Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
						All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)

Philip O. Nolan		140,000	400,000	600,000	—	—	—	—	—
	5/8/2008	—	—	—	—	6,510	33,754	25.15	9.82
	5/13/2008	—	—	—	126,445	—	—	—	25.12

Brian J. Clark		76,100	217,500	326,300	—	—	—	—	—
	5/8/2008	—	—	—	—	3,035	15,733	25.15	9.82
	5/13/2008	—	—	—	75,867	—	—	—	25.12

Gregory M. Denkler		54,600	156,000	234,000	—	—	—	—	—
	5/8/2008	—	—	—	—	2,093	10,850	25.15	9.82
	5/13/2008	—	—	—	50,578	—	—	—	25.12

Christopher J. Torti		54,600	156,000	234,000	—	—	—	—	—
	5/8/2008	—	—	—	—	2,093	10,850	25.15	9.82
	5/13/2008	—	—	—	50,578	—	—	—	25.12

George H. Wilson		54,600	156,000	234,000	—	—	—	—	—
	5/8/2008	—	—	—	—	2,093	10,850	25.15	9.82
	5/13/2008	—	—	—	50,578	—	—	—	25.12

(1)
Amounts in these columns represent the estimated threshold, target and maximum possible payouts under our fiscal 2009 annual cash incentive plan. For the actual amounts earned by the Named Executive Officers, see the "Non-Equity Incentive Compensation" column of the Summary Compensation Table. See the "Compensation Discussion and Analysis—Annual Cash Incentive Awards" above for a discussion of the determination of the actual amounts awarded under the plan.

(2)
Amounts in this column represent the number of shares of our common stock underlying the performance-based restricted stock awards issued to our Named Executive Officers in fiscal 2009. See the "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" above. Seventy-five percent of the awards vest on the date the Company files its Form 10-K for the fiscal year ended March 31, 2011, with the SEC if, by such date, certain revenue and earnings per share targets have been achieved by the Company (the "Performance Targets"), and 25% vest on March 31, 2012, if the Performance Targets have previously been met.

(3)
Amounts in this column represent the number of shares of our common stock underlying restricted stock awards issued to our Named Executive Officers in fiscal 2009. These awards were granted based, in part, on each executive's performance during fiscal year 2008. See the "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" above. These shares vest annually in three equal installments.

(4)
Amounts in this column represent the number of shares of our common stock underlying options issued to our Named Executive Officers during fiscal 2009. These awards were granted based, in part, on each executive's performance during fiscal year 2008. See the "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" above. These options vest annually in three equal installments.

(5)
Amounts in this column represent the grant date fair value of the restricted stock and stock option awards in fiscal 2009, as computed in accordance with SFAS 123(R). As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes information regarding each unexercised stock option and unvested shares of restricted stock held by each of our Named Executive Officers as of March 31, 2009.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)(6)

Philip O. Nolan	12,000	—		1.78	7/1/2009	6,740	5/3/2007	171,129	126,445	3,210,439
	12,000	—		1.78	3/31/2010	6,510	5/8/2008	165,289
	20,250	81,000	(1)	8.65	5/4/2011
	29,963	59,927	(2)	15.26	5/3/2012
	—	33,754	(3)	25.15	5/8/2013

Brian J. Clark	14,000	—		6.56	4/3/2016	4,310	5/3/2007	109,431	75,867	1,926,263
	11,177	22,358	(2)	15.26	5/3/2012	3,035	5/8/2008	77,059
	—	15,733	(3)	25.15	5/8/2013

Gregory M. Denkler	6,000	—		2.35	4/29/2013	3,234	5/3/2007	82,111	50,578	1,284,175
	30,000	—		3.33	5/4/2014	2,093	5/8/2008	53,141
	18,000	27,000	(1)	7.86	5/4/2016
	8,382	16,768	(2)	15.26	5/3/2012
	—	10,850	(3)	25.15	5/8/2013

Christopher J. Torti	6,708	—		3.33	5/4/2014	3,774	5/3/2007	95,822	50,578	1,284,175
	—	27,000	(1)	7.86	5/4/2016	2,093	5/8/2008	53,141
	8,113	19,561	(2)	15.26	5/3/2012
	—	10,850	(3)	25.15

George H. Wilson	30,000	—		2.35	4/29/2013	3,774	5/3/2007	95,822	50,578	1,284,175
	30,000	—		3.33	5/4/2014	2,093	5/8/2008	53,141
	18,000	27,000	(1)	7.86	5/4/2016
	9,779	19,561	(2)	15.26	5/3/2012
	—	10,850	(3)	25.15

(1)
33% of the remaining unvested shares subject to this option vested on May 4, 2009, and the remaining shares will vest in equal increments on each of May 4, 2010, and May 4, 2011.

(2)
50% percent of the remaining unvested shares subject to this option vested on May 3, 2009, and the remaining shares will vest on May 3, 2010.

(3)
33% of the remaining unvested shares subject to this option vested on May 8, 2009, and the remaining shares will vest on May 8, 2010, and May 8, 2011.

(4)
33% of the remaining unvested shares subject to the restricted stock grant dated May 3, 2007, vested on May 3, 2009, and the remaining shares will vest on May 3, 2010, and 50% of the remaining unvested shares subject to the restricted stock grant dated May 8, 2008, vested on May 8, 2009, and the remaining shares will vest on May 8, 2010.

(5)
75% of the awards vest on the date the Company files its Form 10-K for the fiscal year ended March 31, 2011 with the SEC if, by such date, certain revenue and earnings per share targets have been achieved by the Company (the "Performance Targets"), and 25% vest on March 31, 2012, if the Performance Targets have previously been met.

(6)
Market value based on $25.39, the closing price of our common stock on March 31, 2009, the last day of fiscal 2009.

 Option Exercises and Stock Vested

        The following table sets forth information regarding stock options exercised by our Named Executive Officers during fiscal 2009:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Philip O. Nolan	36,000	876,096	3,370	86,980

Brian J. Clark	—	—	2,155	55,621

Gregory M. Denkler	48,000	1,159,067	1,616	41,709

Christopher J. Torti	66,958	1,300,565	1,886	48,678

George H. Wilson	54,000	1,417,428	1,886	48,678

    (1)
    Value realized based on difference between the closing price of our common stock on the date of exercise and the exercise price of the shares subject to the option.

    (2)
    Value realized is based on the closing price of our common stock on the date of vesting.

Nonqualified Deferred Compensation

        During fiscal 2009, we did not offer any deferred compensation arrangements for our executive officers, including any of the Named Executive Officers. Pursuant to the terms of our 2002 Executive Deferred Compensation and Equity Incentive Plan, the Compensation Committee could elect to issue awards of restricted stock to the award recipient directly or to a rabbi trust, or the Trust, established by us on behalf of the recipients for tax deferral purposes. Awards of restricted stock were issued into the Trust on two occasions, in 2004 and 2006, including on behalf of each of the Named Executive Officers. No other contributions have been made to the Trust. All unvested shares of restricted stock held in the Trust vested in full upon our initial public offering, and thus all shares in the Trust are fully vested.

        While held in the Trust, the Named Executive Officers have no rights in the shares, including no right to vote the shares or to receive or retain any dividends and distributions paid or distributed on the shares; provided, however, that any dividends or distributions paid will automatically be added to each executive's aggregate shares held in the Trust. Other than any declaration of dividends or other distributions, there is no right to additional earnings on the shares held in the Trust. Upon termination of employment for any reason, the Named Executive Officer will be entitled to receive all of the vested shares of stock held on behalf of the recipient in the Trust.

        The following table shows the aggregate number of shares held in the Trust on behalf of each Named Executive Officer as of March 31, 2009:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (1)

Philip O. Nolan	—	—	—	—	7,818,851

Brian J. Clark	—	—	—	—	380,850

Gregory M. Denkler	—	—	—	—	4,091,091

Christopher J. Torti	—	—	—	—	1,294,890

George H. Wilson	—	—	—	—	5,577,929

(1)
The aggregate balance is based on the closing market price of our common stock on March 31, 2009, or $25.39, multiplied by the number of vested shares held in the Trust on behalf of each Named Executive Officer, as follows:

Name	Shares of Vested Restricted Stock (#)
Philip O. Nolan	307,950
Brian J. Clark	15,000
Gregory M. Denkler	161,130
Christopher J. Torti	51,000
George H. Wilson	219,690

        On May 6, 2009, the Board adopted the Stanley Executive Savings Plan, or the Savings Plan, for the purpose of attracting high quality executives and promoting in them increased efficiency and an interest in the successful operation of the Company. Under our Savings Plan, a participant, including our Named Executive Officers, is permitted to defer receipt of up to 80% of their base salary and 100% of their bonus, commissions and/or restricted stock awards. The Company has the discretion to make contributions to the Savings Plan at any time on behalf of any participant. No participant has the right to receive any contributions in a particular year regardless of whether contributions are made on behalf of other participants.

Potential Payments Upon Termination or Change in Control

        Change in Control and Severance Payments.    As discussed under "Compensation Discussion and Analysis—Adoption of Change in Control Agreements" above, we entered into Change in Control Severance Agreements with each of the Named Executive Officers, as well as other senior officers, on June 26, 2008. We have summarized and quantified the estimated payments under the agreements, assuming a termination event occurred on March 31, 2009, below.

        The Change in Control Severance Agreements are "double trigger" agreements, meaning that the payment of the severance and benefits thereunder require both a "change in control" (as defined below) and a qualifying termination of the executive's employment without "cause" (as defined below) or the executive terminates his employment for "good reason" (as defined below) within 24 months (or 36 months in the case of Mr. Nolan) following a change in control. The term of the agreements is two years; provided, however, that the agreement will automatically extend for one-year terms thereafter unless either we or the executive provides notice of non-renewal at least one year prior to the commencement of the renewal term. The term of any agreement will not expire, however, during a

"potential change in control period" (as defined below) or prior to the expiration of 24 months (or 36 months in the case of Mr. Nolan) after the date of a change in control, including during a potential change in control period.

        Upon a change in control and qualifying termination, the Change in Control Severance Agreements provide for the following:

  •
  a lump sum payment equal to two times (three times in the case of Mr. Nolan) the sum of the Named Executive Officer's base salary plus the highest annual incentive bonus paid to the executive for the prior three years;

  •
  an amount equal to the highest annual bonus paid to the executive for the prior three years, pro rated for the year of termination;

  •
  immediate vesting of any unvested equity awards, but only to the extent any outstanding equity awards were not assumed or substituted by the successor company at the time of the change in control; and

  •
  continuation of perquisites and health and welfare benefits for a maximum of two years (three years in the case of Mr. Nolan), unless the executive breaches the release agreement or any other agreement with us surviving his termination or the executive becomes eligible under similar plans of a successor employer.

        In addition, the agreements provide that if the payment of any of the severance payments or benefits would trigger the excise tax provisions of the Internal Revenue Code, the executive is entitled to a tax gross-up payment to cover the cost of any such excise tax (and interest or penalties relating thereto). Notwithstanding this provision of the agreements, if the excise tax provisions of the Code would not be triggered if the severance payments and benefits payable to the executive were reduced by 10%, such payments and benefits are to be reduced and we will have no obligation to pay the tax gross-up payment.

        No payments are owed to any of the Named Executive Officers under the terms of the agreements if the executive voluntarily terminates employment, is terminated for cause, or terminates as a result of death or disability. In addition, the executives must sign a standard release agreement in favor of us in order to receive the payments and benefits above, and the agreements provide for a standard non-disparagement and two-year non-compete covenant (which non-compete will be at the option of the acquiring company).

        For purposes of the Change in Control Severance Agreements, the following terms have the following meanings:

  •
  "cause" generally means:

  •
  termination due to the executive's conviction of a felony or entering into a guilty plea or plea of nolo contendere with respect to such crime;

  •
  the executive's willful and continued failure to substantially perform his duties and responsibilities;

  •
  the executive's engaging in fraud or dishonesty, or other willful misconduct or gross negligence of the executive which is materially injurious to us or our reputation, monetarily or otherwise; or

  •
  the executive's willful violation of our policies, which conduct is materially injurious to us or our reputation, monetarily or otherwise.

  •
  "change in control" generally means:

  •
  any person acquires 50% or more of the total fair market value or total voting power of our common stock;

  •
  any person acquires ownership of 30% or more of the total voting power of our common stock;

  •
  a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or

  •
  any person acquires more than 40% of the fair market value of our assets.

  •
  "good reason" generally means:

  •
  a material diminution in the executive's base salary;

  •
  a material diminution in the executive's authority, duties or responsibilities;

  •
  a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including the requirement that the executive report to a corporate officer or employee instead of directly to the Board of Directors (if previously reporting to the Board);

  •
  a material diminution in the budget over which the executive retains authority;

  •
  a requirement that the executive be based out of an office that is more than 50 miles from the executive's location prior to a change in control and also more than 50 miles from the executive's then current principal residence; or

  •
  any other action or inaction that constitutes a material breach by us of any written agreement between us and the executive.

  •
  "potential change in control" generally means:

  •
  we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

  •
  we publicly announce an intention to take, or to consider taking actions, which, if consummated, would constitute a change in control;

  •
  any person becomes the beneficial owner of 20% or more of our outstanding common stock; or

  •
  the Board of Directors adopts a resolution to the effect that, for purposes of the Change in Control Severance Agreement, a potential change in control has occurred; and

  •
  a "potential change in control period" generally commences upon the occurrence of a potential change in control and lapses upon the occurrence of a change in control or, if earlier and as applicable, upon the abandonment or termination of the applicable agreement or announced actions described above, or one year after the Board resolution or any person acquires the 20% stock ownership described above. In addition, under the agreements, any termination of the executive at the request of a third party in contemplation of a change in control or potential change in control will be deemed to have occurred within a potential change in control period.

        Equity Plan.    The terms of our equity incentive plan provides for the accelerated vesting of any unvested stock option or restricted stock awards upon the occurrence of a change in control (which is generally defined as described above in the Change in Control Severance Agreements), unless provision is made for assumption or substitution of such equity awards by the successor company. This acceleration provision applies to performance-based awards as well as service-based awards. This acceleration provision applies equally to all employees receiving awards under the equity plan.

        Estimated Benefits.    The following table sets forth the estimates of the potential severance payments, benefits and value of the accelerated vesting of equity awards to be received by the Named Executive Officers under the change in control severance agreements and equity plan, assuming that a change in control and/or qualifying termination occurred on March 31, 2009, and the closing market price of our common stock on the NYSE on such date of $25.39. For purposes of the table below, we have assumed that any unvested stock options and restricted stock awards outstanding and unvested as of March 31, 2009, have not been assumed or substituted by the successor company.

        The amounts set forth below do not include any amounts already earned or accrued through the termination date, but not yet paid, including base salary through the date of termination, any unreimbursed business expenses, and accrued but unused vacation pay, which is available to all our employees on a non-discriminatory basis. The amounts set forth below also do not include the value of the shares of restricted stock which will be released from the 2002 Executive Deferred Compensation and Equity Incentive Plan Trust upon each executive's termination of employment. For more information regarding the value and number of vested shares of restricted stock held in the Trust on behalf of each of the Named Executive Officers, see the "Nonqualified Deferred Compensation" table above.

Name	Cash Severance(1) ($)	Incentive Bonus ($)(2)	Accelerated Option Awards (3)($)	Accelerated Stock Awards (3)($)	Benefits (4)($)	Tax Gross-Up Payment ($)	Total ($)

Philip O. Nolan	3,036,000	612,000	1,632,113	3,546,857	176,564	2,882,681	11,886,215

Brian J. Clark	1,245,550	332,775	230,249	2,112,753	76,060	1,435,723	5,433,110

Gregory M. Denkler	980,200	230,100	645,761	1,419,411	98,479	1,087,303	4,461,254

Christopher J. Torti	955,436	217,718	674,057	1,433,121	98,479	945,077	4,323,888

George H. Wilson	960,400	220,200	674,057	1,433,121	97,530	1,062,850	4,448,158

(1)
Amounts in this column represent the Named Executive Officer's fiscal 2009 base salary and the executive's highest annual incentive bonus payment for the prior three years, multiplied by the severance multiple of two years, or three years for Mr. Nolan. Base salary and annual incentive amounts used are as set forth in "Compensation Discussion and Analysis—Base Salary" and the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above, respectively. The fiscal 2009 bonus was the highest bonus paid to each Named Executive Officer for the prior three years.

(2)
Amounts in this column represent each Named Executive Officer's annual incentive bonus for fiscal 2009, which was the highest bonus paid to each Named Executive Officer for the prior three years. Assuming a March 31, 2009 termination event, the bonus would not be pro rated.

(3)
Amounts in this column represent the value of accelerated vesting of stock options and restricted stock (including performance-based restricted stock) held by the Named Executive Officer and unvested as of March 31, 2009. For stock options, amounts represent the intrinsic value of the unvested awards, or the difference between the closing market price of our common stock on March 31, 2009, and the exercise price for the shares underlying the options. For shares of restricted stock, amounts represent the number of unvested restricted shares multiplied by the closing market price of our common stock on March 31, 2009. For more information regarding the number of unvested stock options and shares of restricted stock held by each of the Named Executive Officers as of the end of fiscal 2009, see the "Outstanding Equity Awards at Fiscal Year End" table above.

(4)
Amounts in this column include (i) the continuation of each Named Executive Officer's perquisite allowance and tax planning and preparation assistance for two years, or three years for Mr. Nolan, in each case based on the fiscal 2009 amounts set forth for each officer in the notes to the Summary Compensation Table above, and (ii) the value of the continuation of medical and dental insurance coverage for two years, or three years for Mr. Nolan, based on the estimated monthly COBRA costs for each Named Executive Officer as of the end of fiscal 2009.

 Director Compensation

        Directors who are also our employees are not paid any fees or other compensation for services as members of the Board of Directors or of any committee of the Board of Directors. Directors who are not our employees are paid an annual fee of $85,000, of which 25% is required to be paid in shares of our common stock and the remaining 75% is eligible to be paid in cash, equity, or a combination of the two, at the election of the director (with any fractional shares payable in cash). The 25% of each director's annual fee required to be paid in common stock, and any additional shares of common stock issued as part of the director's election, are shares of restricted stock which vest one year after grant, based on continued service.

        The following table summarizes the compensation earned by our non-employee directors for their service as members of the Board of Directors during fiscal 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2) (3)($)	Total ($)

Lawrence A. Gallagher	54,386	19,010	73,396

James C. Hughes	—	76,056	76,056

Lt. General Richard L. Kelly	—	76,056	76,056

Charles S. Ream	32,520	40,837	73,357

John P. Riceman	—	76,056	76,056

General Jimmy D. Ross(4)	32,520	40,837	73,357

(1)
Mr. Gallagher elected to receive the remaining 75% of his annual fee in cash. Messrs. Hughes and Riceman and Lt. General Kelly elected to receive the remaining 75% of their annual fee in shares of our common stock. Mr. Ream and General Ross elected to receive the remaining 75% of their annual fee equally in cash and in our common stock. For Messrs. Hughes, Riceman and Ream and Lt. General Kelly and General Ross, amounts do not include cash paid in lieu of fractional shares which amounts were de minimus. Prior to August 2008, non-employee directors received an annual fee of $60,000. Accordingly, amounts set forth in this column represent payment of the $60,000 annual fee during the first part of fiscal 2009, and the $85,000 annual fee during remainder of the fiscal year.

(2)
Reflects the dollar amount that was recognized in fiscal 2009 for financial statement reporting purposes under SFAS 123(R) with respect to restricted stock awards which were granted in fiscal 2008 and 2009. The grant date fair value of each award of restricted stock granted during fiscal 2009, computed in accordance with SFAS 123(R), was $21,242 for Mr. Gallagher, $84,966 for Messrs. Hughes and Riceman and Lt. General Kelly and $42,483 for Mr. Ream and General Ross. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, see Note 11 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on May 21, 2009. Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the directors.

(3)
The following unvested shares of restricted stock were outstanding as of March 31, 2009:

Name	Unvested Restricted Stock Awards
Lawrence A. Gallagher	605
James C. Hughes	2,420
Lt. General Richard L. Kelly	2,420
Charles S. Ream	1,210
John P. Riceman	2,420
General Jimmy D. Ross	1,210
(4)
General Ross also held vested stock options to purchase 17,100 shares of our common stock as of March 31, 2009.

 TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants involving an amount that exceeds $10,000. Transactions involving compensation for services provided to us as an employee, director or consultant by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of our company, including any of their immediate family members, and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders.

        In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee must look at, in light of known circumstances, whether the transaction is, or is not, consistent with the best interests of our company and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

        During fiscal 2009 we did not, and currently do not, have any proposed transaction with a related-person that exceeds $120,000.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker.

        You may also request an additional proxy statement and annual report by sending a written request to:

    Stanley, Inc.
    Attn: Investor Relations
    3101 Wilson Boulevard, Suite 700
    Arlington, VA 22201

        Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their own discretion.

                      By Order of the Board of Directors

                      Scott D. Chaplin
                       Senior Vice President, General Counsel and Corporate Secretary

July 8, 2009

        A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, is available without charge upon written request to: Corporate Secretary, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201.

 Stanley, Inc.
Amended and Restated
2006 Omnibus incentive Compensation Plan

        SECTION 1.    Purpose.    The purpose of this Stanley, Inc. 2006 Omnibus Incentive Compensation Plan is to promote the interests of Stanley, Inc., a Delaware corporation (the "Company"), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

        SECTION 2.    Definitions.    As used herein, the following terms shall have the meanings set forth below:

        "Affiliate" means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee. For purposes of granting Options or SARs, an entity may not be considered an Affiliate unless the Company holds a "controlling interest" in such entity, where the term "controlling interest" has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language "at least 50 percent" is used instead of "at least 80 percent" and, provided further, that where granting of Options or SARs is based upon a legitimate business criteria, the language "at least 20 percent" is used instead of "at least 80 percent" each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

        "Award" means any award that is permitted under Section 6 and granted under the Plan.

        "Award Agreement" means any written agreement, contract or other instrument or document, including any document delivered electronically or posted on the Company's intranet, evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

        "Board" means the Board of Directors of the Company.

        "Cash Incentive Award" shall have the meaning specified in Section 6(f).

        "Change of Control" shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events, not including any events occurring prior to or in connection with the initial public offering of Shares (including the occurrence of such initial public offering):

            (i)  during any period of 24 consecutive months, individuals who were directors of the Company at the beginning of such period (the "Incumbent Directors") cease at any time during such period for any reason to constitute a majority of the Board; provided that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is used in Section 13(d) of the Exchange Act) (each, a "Person"), other than the management of the Company or the Board, shall be deemed to not be an Incumbent Director;

           (ii)  the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), a "Reorganization") or (B) a sale or other disposition of all or substantially all the assets of the Company to a person that is not an Affiliate of the Company (a "Sale"), in each case, if such

  Reorganization or Sale requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the persons who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act) of the securities eligible to vote for the election of the Board ("Company Voting Securities") outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all the Company's assets) (the "Continuing Company") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity (other than the Company) involved in or forming part of such Reorganization or Sale), (2) no Person (excluding (x) any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates and (y) the Company and its Affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the outstanding voting securities of the Continuing Company immediately following the consummation of such Reorganization or Sale and (3) immediately following the consummation of such Reorganization or Sale, at least a majority of the members of the board of directors (or equivalent body) of the Continuing Company are Incumbent Directors;

          (iii)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

          (iv)  any Person or "group" (as used in Section 14(d)(2) of the Exchange Act) (excluding (x) any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates and (y) the Company and its Affiliates) becomes the beneficial owner, directly or indirectly, of Company Voting Securities representing 20% or more of the combined voting power of the then outstanding Company Voting Securities; provided, however, that, for purposes of this subparagraph (iv), no acquisition of Company Voting Securities (x) directly from the Company or (y) by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates shall constitute a Change of Control.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Committee" means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

        "Exercise Price" means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

        "Fair Market Value" means: (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (b) with respect to the Shares, as of any date, (i) the closing market price of the Shares (A) as reported by the NYSE for such date, or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date, or with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee in such a manner as to comply with Code Section 409A.

        "Incentive Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

        "Independent Director" means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a "Non-Employee Director" under Rule 16b-3.

        "IRS" means the Internal Revenue Service or any successor thereto and includes the staff thereof.

        "Nonqualified Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is not an Incentive Stock Option.

        "NYSE" means the New York Stock Exchange or any successor thereto.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

        "Participant" means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

        "Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).

        "Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award under the Plan.

        "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

        "Performance Goal" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

        "Performance Period" means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

        "Performance Unit" means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

        "Plan" means this Stanley, Inc. Amended and Restated 2006 Omnibus Incentive Compensation Plan, as in effect from time to time.

        "Restricted Share" means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

        "RSU" means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

        "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

        "SAR" means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

        "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

        "Shares" means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

        "Subsidiary" means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

        "Substitute Awards" shall have the meaning specified in Section 4(c).

        SECTION 3.    Administration.    (a)    Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that after the date of the consummation of the initial public offering of Shares, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as "outside directors" under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.

        (b)    Authority of Committee.

            (i)  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated, (xii) modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom, and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

           (ii)  Without limiting the generality of the foregoing, the Committee may determine to retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant.

        (c)    Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder. All authority delegated to the Committee pursuant to this Plan may be exercised, in its sole discretion, by the Board.

        (d)    Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

        (e)    Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

        (f)    Awards to Independent Directors.    Discretionary Awards to Independent Directors shall be administered only by the Committee (consisting solely of Independent Directors) and may not be subject to discretion of or determination by the Company's management.

        SECTION 4.    Shares Available for Awards; Other Limits.    (a)    Shares Available.    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 4,500,000, all of which may be delivered pursuant to Incentive Stock Options granted under the Plan. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (i) the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 1,000,000, provided that such number of Shares does not reflect, and shall automatically be adjusted to take into account any stock distribution or stock split that occurs in connection with the initial public offering of Shares, and (ii) the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be $3,000,000.

        (b)    Adjustments for Changes in Capitalization and Similar Events.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award, (ii) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

        (c)    Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

        (d)    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        SECTION 5.    Eligibility.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

        SECTION 6.    Awards.    (a)    Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

        (b)    Options.    (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Nonqualified Stock Options.

          (ii)    Exercise Price.    Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that (A) except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option that is granted effective as of the Company's initial public offering of Shares shall be the initial public offering price per Share and (B) in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)    Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

          (iv)    Payment.    (A)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion, (1) by surrendering Shares owned by the Participant (which are not the subject of any pledge or other security interest) and valued at their Fair Market Value on the date of surrender, (2) by withholding Shares that would otherwise be received by the Participant upon exercise of the Option and valued at their Fair Market value on the date of withholding, or (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares.

            (B)  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

          (v)    Expiration.    Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) either (x) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than the Participant's death or (y) six months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of the Participant's death. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

        (c)    SARs.    (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

          (ii)    Exercise Price.    Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)    Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

          (iv)    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

          (v)    Expiration.    In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

        (d)    Restricted Shares and RSUs.    (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

          (ii)    Transfer Restrictions.    Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares may be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. In the alternative, in the sole discretion of the Committee or the Company, record of the Restricted Shares may be made in book entry form, with no certificates issued. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant's legal representative, or shall cause any restrictions noted on the book entry for the Restricted Shares to be eliminated.

          (iii)    Payment/Lapse of Restrictions.    Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for the restrictions applicable thereto to lapse.

        (e)    Performance Units.    (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

          (ii)    Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.

          (iii)    Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

          (iv)    Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

        (f)    Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

        (g)    Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. If such an Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment. Fully-vested Shares granted pursuant to this Section 6(g) shall be counted towards the 10% percent Share limitation set forth in Section 6(d).

        (h)    Dividend Equivalents.    In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

        (i)    Performance Compensation Awards.    (i)    General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as "qualified performance-based compensation" under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(i).

          (ii)    Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          (iii)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (iv)    Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders' equity, (F) return on investment or capital, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability and profit margins, (K) market share, (L) revenues or sales metrics (based on units, dollars or growth and including backlog) (M) costs, (N) cash flow, (O) working capital, (P) management of days sales outstanding, (Q) management of indirect rates, (R) labor utilization, (S) employee turnover and (T) quality and/or process improvements. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

          (v)    Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

          (vi)    Payment of Performance Compensation Awards.    (A)    Condition to Receipt of Payment.    A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of a Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who has died prior to the last day of a Performance Period.

            (B)    Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

            (C)    Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

            (D)    Negative Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

            (E)    Timing of Award Payments.    The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(i)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

            (F)    Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

        SECTION 7.    Amendment and Termination.    (a)    Amendments to the Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), (ii) change the class of employees or other individuals eligible to participate in the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

        (b)    Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

        (c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

        (d)    Section 409A Limitation on Action.    The Committee shall take no action under this Section 7 that would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A.

        SECTION 8.    Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and "target" performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

        SECTION 9.    General Provisions.    (a)    Nontransferability.    Except as otherwise specified in the applicable Award Agreement, during the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

        (b)    No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

        (c)    No Repricing.    Other than pursuant to Section 7(c) or Section 8, notwithstanding any other provision in the Plan to the contrary, the terms of outstanding Options or SARs may not be amended without stockholder approval to (i) reduce their Exercise Price, or (ii) cancel, exchange, substitute, buyout or surrender such outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

        (d)    Accounting Restatements.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and (ii) any Participant who (A) knowingly engaged in the misconduct, (B) was grossly negligent in engaging in the misconduct, (C) knowingly failed to prevent the misconduct or (D) was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

        (e)    Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (f)    Withholding.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

        (g)    Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

        (h)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (i)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (j)    No Rights as Stockholder.    No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

        (k)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

        (l)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (m)    Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

        (n)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

        (o)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (p)    Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

        (q)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

        (r)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (s)    Code Section 409A.    Awards under the Plan are intended to be either exempt from Code Section 409A or in compliance with Code Section 409A and the Plan shall be so administered and interpreted. In that regard, any Option or SAR with an exercise price of less than the Fair Market Value of the subject shares on the grant date or that are otherwise subject to Code Section 409A will be issued pursuant to an Award Agreement that complies with Section 409A. Any Award, other than an Option or SAR, which does not meet the requirements for a "short-term deferral" under Treasury Regulations Section 1.409A-1(b)(4) or is otherwise not exempt from Section 409A will also be issued pursuant to an Award Agreement that complies with Section 409A. The Committee shall take no action under the Plan that would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A. Notwithstanding the foregoing, Participants are solely responsible for the tax consequences to them of Awards under the Plan including any tax consequences under Code Section 409A.

        SECTION 10.    Term of the Plan.    (a)    Effective Date.    The Plan shall be effective as of the date of its adoption by the Board and approval by the Company's stockholders; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company's stockholders within twelve (12) months before or after the date the Plan is adopted by the Board.

        (b)    Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of August 7, 2009, the date the amendment and restatement of the Plan is approved by the Company's stockholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 7, 2009.

Vote by Internet

•                  Log on to the Internet and go to www.envisionreports.com/sxe

•                  Follow the steps outlined on the secured website.

Vote by telephone

•                  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1	Election of Directors to hold office until the 2010 Annual Meeting of Stockholders.

	For	Withhold		For	Withhold		For	Withhold
01 - Philip O. Nolan	☐	☐	02 - George H. Wilson	☐	☐	03 - William E. Karlson	☐	☐

	For	Withhold		For	Withhold		For	Withhold
04 - James C. Hughes	☐	☐	05 - Richard L. Kelly	☐	☐	06 - Charles S. Ream	☐	☐

	For	Withhold		For	Withhold
07 - John P. Riceman	☐	☐	08 - Jimmy D. Ross	☐	☐

2.	Approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan.	For ☐	Against ☐	Abstain ☐

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.	For ☐	Against ☐	Abstain ☐

B.  Non-Voting Items

Change of Address — Please print your new address below.

C.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Proxy — Stanley, Inc.

Proxy Solicited by Board of Directors for Annual Meeting — August 7, 2009

Stanley, Inc. Stockholders:

The undersigned hereby appoints Philip O. Nolan and George H. Wilson, or either of them, each with power of substitution, as proxies of the undersigned to attend the 2009 Annual Meeting of Stockholders of Stanley, Inc. to be held at the Westin Arlington Gateway at 801 North Glebe Road, Arlington, Virginia, on August 7, 2009, at 10:00 A.M. Eastern Time, and any adjournment or postponement thereof (the “Meeting”), and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side, and upon such other business as may properly come before such meeting.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of all of the director nominees listed on the reverse side, FOR the approval of the Amended and Restated 2006 Omnibus Incentive Compensation Plan, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting.

Participants in the Stanley, Inc. Employee Stock Ownership Plan (“ESOP”):

As a participant in the ESOP, you have the right to direct (by voting via mail, telephone or Internet) Evercore Trust Company, N.A. (“Evercore”) as to how to vote the shares of Stanley, Inc. common stock allocated to your account under the ESOP at the Annual Meeting.  By signing, dating and returning the Proxy Card, or by voting via telephone or the Internet, you are accepting, for purposes of this proxy solicitation only, your designation as “named fiduciary” for purposes of directing Evercore how to vote not only the shares of Stanley, Inc. common stock allocated to your account, but also a proportionate number of shares of Stanley, Inc. common stock allocated to the accounts of other ESOP participants who fail to provide timely voting instructions to Evercore.  If your Proxy Card is not timely received, the ESOP provides that, subject to the requirements of ERISA, the shares allocated to your account will be voted in the same manner and in the same proportion as those shares for which Evercore receives timely instructions from other participants.

STOCKHOLDERS AND PLAN PARTICIPANTS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  YOU ALSO MAY SUBMIT YOUR VOTE BY TELEPHONE OR VIA THE INTERNET.

Continued and to be signed on the reverse side.